UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12
AMERANT BANCORP INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Amerant Bancorp Inc. 2025 Proxy Statement

AMERANT BANK Imagine tomorrow.

AMERANT BANCORP INC. 220 Alhambra Circle Coral Gables, FL 33134

Notice of Annual Meeting of Shareholders to be held on May 7, 2025

To the Shareholders of Amerant Bancorp Inc.:

Notice is hereby given that the annual meeting (“Annual Meeting”) of the shareholders of Amerant Bancorp Inc. (“Amerant”, “the “Company,” “we,” “us” or “our”) will be held on May 7, 2025, at 8:00 a.m., Eastern Time in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit questions. Please visit www.proxydocs.com/AMTB for more details.

There is no physical location for the Annual Meeting and you will not be able to attend the Annual Meeting physically in- person. The Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. Registration to attend the Annual Meeting is required online at www.proxydocs.com/AMTB.

A recording of the Annual Meeting, including any questions asked and answers given, will be available for a period of 12 months following the Annual Meeting at www.proxydocs.com/AMTB. Please refer to the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of this Proxy Statement for more details on how to attend the Annual Meeting.

The Annual Meeting is for the following purposes:

1.	to elect directors to serve until the 2026 annual meeting of shareholders;

2.	to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers— Say-on-Pay;

3.	to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025; and

4.	to transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 10, 2025, are entitled to notice of and to vote at the Annual Meeting. We are taking advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials to shareholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of our Annual Meeting. Accordingly, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our Notice and Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2024.

It is important that your shares be represented and voted at the meeting. You have the following options for voting your shares:

(i) vote via the internet;

(ii) vote via the telephone;

(iii) complete and return the proxy card sent to you; or

(iv) vote electronically during the virtual meeting.

If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials in the proxy statement.

By Order of the Board of Directors

Gerald P. Plush Chairman and Chief Executive Officer

March 28, 2025

i

ii

Proxy Statement Summary

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amerant Bancorp Inc. (“Amerant,” the “Company,” “we,” or “us”) of proxies to be voted at the 2025 annual meeting of shareholders of the Company or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held virtually over the Internet on Wednesday, May 7, 2025 at 8:00 a.m. Eastern Time.

These proxy solicitation materials and our Annual Report to shareholders for the year ended December 31, 2024, including related financial statements, were first made available to our shareholders entitled to notice of and to vote at the Annual Meeting on or about March 28, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2025 — our Annual Report to Shareholders, this proxy statement and the related proxy card are available at www.proxydocs.com/AMTB. The content on any website referred to in this proxy statement is not incorporated by reference into this proxy statement unless expressly noted.

This proxy statement summary highlights important information contained elsewhere in the proxy statement. Since it does not contain all the information you should consider before voting your shares, please read the entire proxy statement carefully before voting.

Annual Meeting Information
	DATE AND TIME: May 7, 2025 at 8:00 a.m. EDT	LOCATION: Virtual. Visit www.proxydocs.com/AMTB to register	RECORD DATE: March 10, 2025	PROXY MAIL DATE: On or about March 28, 2025

How to Vote	BY INTERNET: Visit the website listed on your proxy card	BY PHONE: Call the telephone number on your proxy card	BY MAIL: Sign, date and return your proxy card in the enclosed envelope	AT THE ANNUAL MEETING: Vote electronically at the virtual Annual Meeting

Voting matters

Shareholders will be asked to vote on the following matters:

Item		Board Recommendation

1.	To elect directors to serve until the 2026 annual meeting of shareholders.	FOR

2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay.	FOR

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.	FOR

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.	—

Proxy Statement Summary

Board Structure and Governance Highlights

Director Independence

✓  9 out of 10 director nominees are independent

✓  Lead independent director

✓  Audit, Governance and Compensation Committees comprised of 100% independent directors

✓  Periodic executive sessions of the independent directors. Such executive sessions are presided by Dr. Dana, our Lead Independent Director

Board and Committee oversight

✓  Board oversight over corporate strategy

✓  Board and board committee oversight of enterprise risk management framework, cybersecurity, human capital management

✓  Board committee oversight of sustainability program

Evaluation	✓ Annual board and board committee self-evaluations ✓ Evaluations of individual directors

Diversity

✓  40% of our director nominees are female

✓  40% of our director nominees are racially or ethnically diverse

✓  Our Lead Independent Director and the chairs of two of our committees are female

✓  The search for new directors emphasizes the consideration of candidates with diverse backgrounds, including but not limited to education, skills, experience, gender, race, and ethnicity

Board practices

✓  Directors may not serve on more than 3 other public company boards

✓  No mandatory retirement age, but directors that reached 75 years of age, must tender resignation for the Board to accept or reject

Compensation Policies

✓  Stock ownership guidelines for directors and senior executives

✓  Prohibition on hedging of Company Securities

✓  Change in control and equity award agreements require dual-trigger events

✓  Maintain a clawback policy for executive officers

Shareholder rights

✓  Annual director elections

✓  Majority voting for directors in uncontested director elections

✓  Annual say on pay vote

✓  Shareholder outreach with director availability

✓  Shareholder right to call special meetings

✓  Standard proxy access right

Proxy Statement Summary

Director nominees

The following table shows information as of the Record Date for each director nominee. Our bylaws require each director nominee to be elected by the majority of the votes cast for the election of directors at a meeting of shareholders. Any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote.

Director Nominee	Principal Occupation	Ind.*	Other U.S. Listed Company Boards	Board Committees
				AC	CHCC	CGNSC	RC
Gerald P. Plush Age: 66 Director since: 2019	Chairman, President, and Chief Executive Officer of Amerant Bancorp	CH	0
Pamela J. Dana Age: 62 Director since: 2007	Senior Advisor at the Institute for Human & Machine Cognition	LID	0		●	(C)
Odilon Almeida Junior** Age: 63 Director since: 2025	Managing Principal of AJ Holdings Co	I	1
Erin D. Knight Age: 48 Director since: 2022	President of Monument Capital Management	I	0	●		●
Lisa Lutoff-Perlo** Age: 67 Director since: 2025	Former President & CEO of Celebrity Cruises, Inc.	I	1
Gustavo Marturet M. Age: 59 Director since: 2015	Owner and CEO of Martuga Corporation	I	0	●	●
John W. Quill Age: 71 Director since: 2019	Consultant to the International Monetary Fund (“IMF”)	I	0	●			(C)
Ashaki Rucker Age: 53 Director since: 2023	Senior Vice President, Human Resources for NBCUniversal Telemundo Enterprises & Latin America	I	0		(C)		●
Oscar Suarez Age: 64 Director since: 2022	Former Partner, Ernst & Young (EY)	I	0	(C)	●
Millar Wilson Age: 72 Director since: 1987	Former Chief Executive Officer, Amerant Bancorp	I	0				●
**	As of the date of this proxy statement the Board has not appointed Mr. Almeida Junior and Mrs. Lutoff-Perlo to serve on any committees of the Board.

Proxy Statement Summary

CH = Chairperson of the Board

LID = Lead Independent Director

I = Independent

(C) = Committee Chair

AC = Audit Committee

CHCC = Compensation and Human Capital Committee

CGNSC = Corporate Governance, Nominating & Sustainability Committee

RC = Risk Committee

● = Member

*	In accordance with the listing standards of the New York Stock Exchange (the “NYSE”) and the applicable rules of the Securities and Exchange (the “SEC”) Commission.

Board Diversity*

Age	Tenure

Gender	Ethnicity

* Based on non-employee nominee directors

Proposal 1 — Election of Directors

Directors and Nominees

The Board of Director currently consists of eleven members, ten of whom are non-employee directors. Miguel A. Capriles L., who has been a Director since 2003, will not stand for reelection and as a result Mr. Capriles L.’s term as director of the Company will end immediately before the Annual Meeting. Upon the expiration of Mr. Capriles L’s term immediately before the Annual Meeting, the size of the Board will be contracted from eleven to ten members.

As of the date of this proxy statement, the Board has determined that ten directors is an appropriate size for the Board and, accordingly, the Board has nominated, upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee (the “Governance Committee”), the ten individuals identified below, who are currently directors, to serve as directors and to hold office until the next annual meeting or until their successors shall be duly elected and qualified.

The names of, and certain information with respect to, the nominees of the Board for election as directors are set forth below. If, for any reason, any nominee should become unable or unwilling to serve as a director, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the proxy card may exercise their discretion to vote your shares for the substitute nominee.

The Board has determined that Mmes. Dana, Knight, Lutoff-Perlo and Rucker and Messrs. Almeida Junior, Marturet M., Quill, Suarez and Wilson, qualify as independent directors in accordance with the applicable independence requirements of the NYSE. Mr. Almeida Junior and Mrs. Lutoff-Perlo were identified as directors by a third-party search firm engaged by the Company, and were appointed to our Board on January 22, 2025. The NYSE independence requirements includes a series of objective tests, including that the director is not an employee or former executive of the Company and has not engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Until the end of 2024, under the applicable NYSE listing standards, Mr. Wilson could not qualify as an independent director as he was employed by the Company until March 19, 2021. Specifically, under the NYSE listing standards a director is not independent if the director has been an employee of the Company within the last three years; or if the director had received during any twelve-month period within the preceding three years more than $120,000 in direct compensation from the Company, excluding director compensation. The three-year period since Mr. Wilson was employed by the Company ended on March 18, 2024, and the twelve-month period within the last three-years since Mr. Wilson received more than $120,000 in direct compensation from the Company (excluding director compensation) ended on December 31, 2024. In January of 2025, the Governance Committee and the Board, after considering relevant facts, made a subjective determination that no relationships exist, which, in the opinion of the Governance Committee and the Board, would interfere with Mr. Wilson’s exercise of independent judgment in carrying out his responsibilities as a director.

As disclosed in the Related Party Transactions section of this Proxy Statement, Mr. Marturet’s brother-in-law is a salaried employee of Amerant and his total compensation is in excess of $120,000. However, Mr. Marturet’s brother-in- law is not an executive officer of the Company and, in addition, his compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and without the involvement of Mr. Marturet M., therefore, Mr. Marturet’s independence is not affected by the NYSE Listed Company Manual rules 303A.02(b)(i) and 303A.02(b)(ii).

The Board believes that the director nominees as a whole will provide the diversity of background, experience, expertise and skills necessary for a well-functioning Board and that there are sufficient independent directors to staff the independent committees of the Board and provide independent oversight. The Board values highly the ability of individual directors to contribute to a constructive Board environment and the Board believes that the current director nominees, collectively, perform in such a manner. We have a mix of age and shorter tenured and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. Set forth below is a more complete description of each director’s background, professional experience, qualifications, and skills.

Proposal 1 — Election of Directors

The chart below provides information regarding our director nominees skills and experience that we consider to be most relevant based on our business, our strategy and risks. Our director nominees have different backgrounds and experiences, and each of them possesses other personal attributes not identified below. Immediately below the chart there is additional information on the reasons we consider such knowledge, skills and experience as relevant. Each director also contributes other important qualifications, expertise, experience, and viewpoints; the fact that a nominee is not designated as having a particular skill or attribute does not mean that the nominee completely lacks experience regarding that skill or attribute or would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area.

Skills & Attributes
Public Company C-Suite Experience	•		•		•			•		•	5/10
Finance & Accounting	•	•	•	•	•	•	•		•	•	9/10
Risk Management & Oversight	•	•	•	•		•	•		•	•	8/10
Financial Services & Banking	•	•	•	•		•	•	•		•	8/10
Public Company Governance	•	•	•	•	•	•	•	•	•	•	10/10
Human Capital Management/Compensation	•	•	•	•	•	•		•		•	8/10
Technology & Digital Transformation	•		•			•			•		4/10
Cybersecurity	•		•								2/10
Business/Market Knowledge	•		•	•	•	•			•	•	6/10
Mergers & Acquisitions	•		•			•			•		4/10
Self-identified Background
Gender
Male	•		•			•	•		•	•	60%
Female		•		•	•			•			40%
Demographic background
African American or Black								•			10%
Hispanic or Latino			•			•			•		30%
White or Caucasian	•	•		•	•		•			•	60%

Public Company C-Suite Experience	Finance & Accounting

Having directors with experience serving as senior executives running public companies is deemed important as it enhances our Board’s perspectives on the Company’s operations and challenges.

We measure our performance using several financial metrics and are subject to complex financial reporting and accounting requirements. Having relevant experience in finance and accounting helps our directors to more effectively evaluate our performance and oversee our financial reporting.

Risk Management & Oversight	Financial Services & Banking

Effective risk management is essential in banking and our board plays a critical role in the oversight of risk. We value directors with risk management experience in the banking industry and other businesses generally, who understand the most significant risks we face.

Directors with experience in our industry provide our Board with relevant and valuable insight into the Company’s strategy, challenges and opportunities.

Proposal 1 — Election of Directors

Public Company Governance	Human Capital Management/Compensation

We value Directors with relevant experience in public company corporate governance as it enhances the Board’s ability to oversee our operations and management.

Our ability to attract, retain, develop and motivate our team members, including our executive officers, is one of the keys to our success. We value directors with experience in compensation and talent management and development.

Technology and Digital Transformation	Cybersecurity

As our strategy calls for leveraging our technology ecosystem to develop digital solutions that deliver a superior experience for our customers, we value directors with experience in technology strategies, and digital innovation and transformation, which helps the Board critically evaluate our technology and digital transformation strategies.

We rely on information technology systems to conduct our business and deliver products and services for our customers. We value directors with experience in mitigating and managing cybersecurity risk as it helps enhance the Board’s oversight of technology and cybersecurity risks.

Business/Market Knowledge	Mergers & Acquisitions

The Florida banking markets in which we do business are highly competitive. We value directors that are familiar with the markets we serve and have experience in developing and deploying business strategies and building customer relationships.

Consolidation is common in the financial and banking industry. We may evaluate strategic opportunities in the future and value directors with experience with mergers and acquisitions.

Information About Director Nominees

The Board has nominated the individuals listed below to be elected directors of the Company at the Annual Meeting. In connection with his or her election to the Company’s Board, these nominees are expected to also be elected to the board of the Company’s wholly-owned bank subsidiary, Amerant Bank, N.A. (the “Bank”).

The following sets forth self-reported biographical information the Company has obtained from the director nominees, including each director’s age on the date of this Proxy Statement, employment and business experience, current director positions, the year in which the nominee became a director of the Company, and other information. The following also sets forth the director’s particular qualifications, experience, skills or expertise that, when considered in the aggregate, led the Governance Committee to recommend that person as a nominee to serve as a director of the Company.

Proposal 1 — Election of Directors

Gerald P. Plush, 66

Chairman, President and

Chief Executive Officer

Director Since: 2019

AMTB Committees:

¾  None

Other U.S.-Listed Company Directorships:

¾  Current: None

¾  Former: Santander
Consumer USA
(NYSE - SC),
Webster Bank
(NYSE – WBS)

KEY EXPERIENCE AND QUALIFICATIONS

¾  Highly experienced and successful senior executive, with over 37 years of c-suite level leadership experience in the banking and financial services industry, having served in previous prominent roles in other financial institutions.

CAREER HIGHLIGHTS

¾  Serves as the Company’s Chairman, President, and CEO since June 8, 2022, having served previously as Vice-Chairman, President & CEO since July 1st, 2021, and previously as Vice- Chairman & CEO since March 20, 2021

¾  Partner at Patriot Financial Partners, a private equity firm where he sourced new investment opportunities and represented Patriot on the board of directors of banks, finance and fintech companies (January 2019-February 2021)

¾  CEO of Verdigris Holdings, Inc. (2018)

¾  Chief Administrative Officer (2016-2017) and CFO (2014-2016) of Santander Holdings USA.

¾  President and Chief Operating Officer (2011-2013) and CFO (2006-2013) of Webster Bank

¾  SEVP and Managing Director, Corporate Development & Acquisitions (2004- 2006), CFO North America (2003-2004) and CFO US Credit Card Business (1999-2003) MBNA America

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾  Member of the board of the FIFA World Cup 2026™ Miami Host Committee

¾  Member of the CEO Council of the Greater Ft. Lauderdale Alliance

¾  Member of the Broward Workshop

¾  Member of the Florida Council of 100

¾  Member of the Orange Bowl Committee

EDUCATION AND OTHER CERTIFICATIONS

¾  Bachelor of Science degree in Accounting from St. Joseph’s University in Philadelphia, Pennsylvania

¾  Certified Public Accountant and Certified Management Accountant (inactive)

¾  Holds a Directorship Certification (NACD.DC®) by the National Association of Corporate Directors (NACD) and also Holds a Certificate in Cybersecurity Oversight from the NACD

Mr. Plush provides the Board with broad perspective on the Company’s strategies, challenges, and opportunities; Mr. Plush also brings over 37 years of senior executive level leadership experience in the banking industry to the Board and his previous prominent business and operations roles in other financial institutions provide the Company with insightful and relevant information as it continues to build upon its strategy.

Proposal 1 — Election of Directors

Pamella J. Dana, 62

Lead Independent Director

Director Since: 2007

AMTB Committees:

¾  Chair of the Corporate Governance, Nominating and Sustainability Committee

¾  Member of the Compensation and Human Capital Committee

¾  Member of the Trust Committee (Amerant Bank, N.A.)

Other U.S.-Listed Company Directorships:

¾  Current: None

¾  Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Successful executive and former senior government official with extensive economic, business, leadership, organizational management, policymaking and public affairs experience.

CAREER HIGHLIGHTS

¾  Senior Strategic Officer and Chief of External Affairs at the Institute for Human & Machine Cognition, a Florida-based research institute (since 2007)

¾  Vice Chair of board of directors of Triumph Gulf Coast, Inc. (2013-2022)

¾  Executive Director of the Florida Governor’s Office of Tourism, Trade, and Economic Development (1999-2007) and Florida’s Chief Protocol Officer (2002-2007)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾  Trustee of Florida Chamber of Commerce Foundation (since 2007)

¾  Chair of the Scripps Florida Funding Corporation Board and member of the Audit Committee (2007-2022)

¾  Member of the Florida Sports Foundation Board (2011-2019)

¾  Member of the International Economic Development Council (since 2007)

¾  Trustee of the University of West Florida (2006-2009)

¾  Voting member for Florida on the U.S. Gulf of Mexico Fisheries Management Council (2011-2016)

¾  Assistant and Deputy Secretary of the California Trade and Commerce Agency (1995-1999)

EDUCATION AND OTHER CERTIFICATIONS

¾  Ph.D. in International Development and Economics from University of Southern California (1996)

¾  Master’s in Administration, Planning and Policy from Harvard University (1988)

¾  Bachelor’s degree in Sociology and Social Work from California State University, Chico (1987)

¾  Henry R. Luce Scholar (1991), J. William Fullbright Scholar (1994)

¾  Holds a Directorship Certification (NACD.DC®) by the NACD

Dr. Dana brings over 30 years of successful senior governmental, economic, business, and university leadership, organizational management, policymaking and public affairs experience to the Board. This experience coupled with her tenure on the Board and her independence are of great value to the Board.

Proposal 1 — Election of Directors

Odilon Almeida Junior, 63

Director Since: 2025

AMTB Committees:

As of the date of this proxy statement the Board has not appointed Mr. Almeida Junior to serve on any committees of the Board

Other U.S.-Listed Company Directorships:

¾  Current: NCR Atleos
Corporation (NYSE: NATL)

¾  Former: ACI Worldwide Inc. (NASDAQ: ACIW)
Millicom Telecom
International (NASDAQ: TIGO)

KEY EXPERIENCE AND QUALIFICATIONS

¾  Highly accomplished CEO with global expertise in payment solutions and digital transformation, with a strong track record of value creation in the financial, fintech and technology sectors. He has led global organizations, setting their strategy and delivering growth acceleration via organic expansion and the acquisition and integration of new businesses.

CAREER HIGHLIGHTS

¾  Operating Partner, Advent (2023 – Present)

¾  Chief Executive Officer, President and Board member, ACI Worldwide, Inc. (2020-2022)

¾  President, Western Union Global Money Transfer (2017–2019)

¾  President, Americas and Europe, Western Union Company (2014–2017)

¾  President, Americas, Western Union Company (2013–2014)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾  Various other senior positions with Western Union (NYSE: WU) from 2002 to 2013

¾  Founder and CEO, ADDventure, Inc. (2001–2002)

¾  Chief Marketing Officer and Vice President, Digital Ventures, BankBoston International (1998–2001)

¾  Member of the Board of Directors of NCR Atleos Corporation, where he serves on the Audit and Nominating and Governance Committees (2023 - present)

¾  Member of the Board of Directors of ACI Worldwide. Inc. (NASDAQ: ACIW) (2020–2022)

¾  Member of the Board of Directors of Millicom Telecom International (NASDAQ: TIGO) (2015–2023)

EDUCATION

¾  Masters of Business Administration, Fundacao Getulio Vargas, Sao Paulo – Brazil – 1986

¾  Bachelor’s Degree in Civil Engineering, Universidade de Sao Paulo – Brazil – 1982

¾  Other post-graduate education at the Massachusetts Institute of Technology. Harvard Business School, The Wharton School and the International Institute of Management

Mr. Almeida brings extensive experience in executive leadership, operations, strategy, payments, digital transformation, and business integration, as well as significant corporate governance expertise from his professional background and service on both public and private boards. He is widely known, highly regarded, and respected in the Florida market, and he brings substantial CEO and business acumen to our Board.

Proposal 1 — Election of Directors

Erin D. Knight, 48

Director Since: 2022

AMTB Committees:

¾  Member of the Corporate Governance, Nominating and Sustainability Committee

¾  Member of the Audit Committee

Other U.S.-Listed Company Directorships:

¾  Current: None

¾  Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Successful executive with extensive experience serving in leadership roles at regional retail and commercial banks, and a real estate private equity firm, having acquired significant expertise in corporate governance, BSA compliance, portfolio management, and loan and investment evaluation.

CAREER HIGHLIGHTS

¾  Serves as President of Monument Capital Management, a real estate management and private equity firm that has acquired over $1 billion in assets across 16 states (since end of 2019)

¾  Investor Relations Officer at Monument Capital Management (2019)

¾  Chief Operating Officer for Alexis, a women’s clothing designer, manufacturer, and distributor (2018)

¾  Executive Vice President, Market President Miami-Dade at Stonegate Bank, now Centennial Bank, (2010-2017)

¾  Senior Vice President, Private Banking Miami, Regions Bank, (2003-2010)

¾  Vice President, Private Banking, SouthTrust Bank, now Wells Fargo (2001-2003)

OTHER BOARD SERVICE AND COMMUNITY INVOLVEMENT

¾  Member of the Board of Governors of Citizen Property Insurance Corporation of Florida (since 2021) where she chairs the Investment Committee (since 2022) and the Consumer Services Committee (since 2023) and previously chaired the Audit Committee (2021-2022)

¾  Member of the Board and the Executive Committee of the Baptist Health South Florida Foundation (since 2017)

¾  Member of the Board of Directors of the Miami Foundation for a Greater Miami (since 2020) where she is also a member of the Executive Committee and chairs the Investment Committee (since 2022)

EDUCATION AND OTHER CERTIFICATIONS

¾  Bachelor’s degree in political science and business from Florida State University

¾  Holds a National Association of Securities Dealers (NASD) Series 7 license and is a CERTIFIED FINANCIAL PLANNER™ professional

¾  Holds a Directorship Certification (NACD.DC®) by the NACD

Ms. Knight experience in banking, real estate management, business operations and portfolio management as well as her knowledge of the communities we serve in Florida bring valuable insights to our Company and Board.

Proposal 1 — Election of Directors

Lisa Lutoff-Perlo, 67

Director Since: 2025

AMTB Committees:

As of the date of this proxy statement the Board has not appointed Ms. Lutoff-Perlo to serve on any committees of the Board

Other U.S.-Listed Company Directorships:

¾  Current: AutoNation, Inc. (NYSE: AN)

¾  Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Highly accomplished former C-suite executive with significant business operations and senior executive management experience coupled with relevant corporate governance and financial reporting oversight experience from her service as director of publicly traded and privately held companies.

CAREER HIGHLIGHTS

¾  Vice Chair, External Affairs, Royal Caribbean Group (2023-2024)

¾  President and Chief Executive Officer, Celebrity Cruises Inc. (2014–2023)

¾  Executive Vice President, Operations, Royal Caribbean International (2012–2014)

¾  Senior Vice President, Hotel Operations, Celebrity Cruises Inc. (2007–2012)

¾  Vice President, Onboard Revenue, Celebrity Cruises Inc. (2005–2007)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾  Various senior positions with Royal Caribbean International from 1985 to 2005

¾  Former President and Chief Executive Officer, FIFA World Cup 2026 Miami Host Committee (2024)

¾  Member of the Board of Directors of AutoNation, Inc., where she serves on the Audit and Corporate Governance and Nominating Committees (2020-present)

¾  Chairwoman of the Board of Directors of Hornblower Group, where she serves on the Compensation Committee (2024-present)

¾  Former Chairwoman of the Board and Board member for the United Way of Broward County (2010-2024)

¾  Member of the Board of Directors St. Mary’s Medical Center (West Palm Beach, FL) (Private) (2016–2018)

¾  Former member of the Broward Workshop (2018–2023)

¾  Former member of the International Board of Best Buddies (2016–2019)

EDUCATION AND OTHER CERTIFICATIONS

¾  Executive Leadership Program Certificate, Wharton School of Business, University of Pennsylvania

Ms. Lutoff-Perlo brings extensive operations, senior executive management and corporate governance experience from her professional, public and private board service. She is well known, highly regarded and respected in the markets we serve in the Florida market and brings extensive C-Suite and operations experience to our Board.

Proposal 1 — Election of Directors

Gustavo Marturet M., 59

Director Since: 2015

AMTB Committees:

¾  Member of the Compensation and Human Capital Committee

¾  Member of the Audit Committee

¾  Member of the Trust Committee (Amerant Bank, N.A.)

Other U.S.-Listed Company Directorships:

¾  Current: None

¾  Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Successful banking and wealth management executive with significant experience in wealth management, portfolio management, banking and capital and securities markets.

CAREER HIGHLIGHTS

¾  Owner and CEO of Martuga Corporation, a general consulting services company (since 2021)

¾  CEO and Co-Portfolio Manager of Unison Asset Management, LLC (a subsidiary of Canepa), an SEC registered equity fund manager which he co-founded (2016-2021)

¾  Portfolio Manager of the Canepa Equity Select Fund, an investment fund (2012-2017)

¾  Head of Private Banking and Asset Management, Amerant Bank, N.A. (2008–2012)

¾  President and CEO of Amerant Investments, Inc. (2002–2010)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾  Director of Canepa Funds ICAV in Dublin, Ireland (2012–2017)

¾  Member of the Board of Directors of Mercantil Servicios Financieros Internacional (since 2025)

¾  Member of the Board of Directors of Mercantil Servicios Financieros (1997-2018)

EDUCATION AND OTHER CERTIFICATIONS

¾  Master’s degree in international economics from Yale University

¾  Master’s degree in management from Hult University

¾  Bachelor’s degree in economy from Universidad Catolica Andres Bello, Caracas Venezuela

¾  Obtained Series 7, Series 66 and Series 24 NASD licenses (inactive)

Mr. Marturet has significant experience in wealth management, banking, and U.S. capital markets, including extensive knowledge in providing wealth management and banking services to international customers, which are very valuable to our Board.

Proposal 1 — Election of Directors

John W. Quill, 71 Director Since: 2019 AMTB Committees: ¾ Chair of the Risk Committee ¾ Member of the Audit Committee Other U.S.-Listed Company Directorships: ¾ Current: None ¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Former national bank examiner with over 40 years of experience brings valuable regulatory, bank supervision and policy perspective.

CAREER HIGHLIGHTS

¾  Consultant to the International Monetary Fund (since 2015)

¾  Senior Financial Sector Expert at the International Monetary Fund (2013-2015)

¾  Deputy Comptroller Office at the Comptroller of the Currency (OCC) (2004-2011)

¾  National Bank Examiner at the OCC (1980-2004)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾  Chair of the Interagency Council of the United States Treasury’s Troubled Asset Relief Program (2008–2011)

¾  Member of the Board of Directors of Gibraltar Private Bank & Trust (2015-2018)

EDUCATION

¾  Bachelor’s degree in finance from the University of South Florida

Mr. Quill brings nearly 40 years of experience in financial services, public and private, to the Board and, in particular, his 31 years of experience working with the OCC, the Bank’s primary regulator, allows him to provide the Company with a valuable regulatory and bank supervision perspective.

Proposal 1 — Election of Directors

Ashaki Rucker, 53

Director Since: 2023

AMTB Committees:

¾  Chair of the Compensation and Human Capital Committee

¾  Member of the Risk Committee

Other U.S.-Listed Company Directorships:

¾  Current: None

¾  Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Accomplished senior level executive bringing three decades of expertise in human capital strategy, talent management, executive compensation, organizational development, and change management.

CAREER HIGHLIGHTS

¾  Senior Vice-President, Human Resources at NBCUniversal Telemundo Enterprises (since 2019)

¾  Vice-President, Human Resources for NBCUniversal Global Distribution and International (2017-2019)

¾  Vice-President, Human Resources Supply Chain Management and HR Shared Services at Arvato Bertelsmann, North America (2015-2017)

¾  Director, Human Resources Supply Chain Management at Arvato Bertelsmann, North America (2014-2015)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾  Held various senior Human Resources leadership positions at UBS, Deutsche Bank, PricewaterhouseCoopers, Warner Media and The Walt Disney Company (1999–2013)

¾  Member of the Board of Directors of Rebuilding Together Miami

¾  Member of the Advisory Board of the University of Miami Herbert Business School Executive Education Program

EDUCATION

¾  Master of Arts in organizational psychology from Columbia University’s Teacher’s College

¾  Bachelor of Arts degree from the University of Albany

¾  Holds a Directorship Certification (NACD.DC®) by the NACD

Ms. Rucker has significant human capital management across the financial services, media and entertainment and supply chain industries within Fortune 500 organizations. She brings significant expertise in human capital strategy, executive compensation, talent management, leadership development and change management at the C-suite executive level to the Company and the Board.

Proposal 1 — Election of Directors

Oscar Suarez, 64

Director Since: 2022

AMTB Committees:

¾  Chair of the Audit Committee

¾  Member the Compensation and Human Capital Committee

Other U.S.-Listed Company Directorships:

¾  Current: None

¾  Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Highly qualified financial expert who brings extensive expertise on public accounting spanning a wide array of industries and sectors.

CAREER HIGHLIGHTS

¾  Former Partner at Ernst & Young (2004-2021)

- Cruise and Theme Park Sub-Sector Leader (2019-2021)

- US Central Region Leadership Team (2018-2020)

- Florida and Puerto Rico Market Leader (2008-2018)

- Miami Office Managing Partner (2006-2011)

¾  Former Partner at KPMG (1989-2004)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾  Held various positions at Arthur Andersen, including International Tax Manager (1981-1988)

¾  Member of the Board of Directors of Industrial Rail Services (since 2021)

¾  Member of the Board of Directors of Xtec Inc. (since 2023)

¾  Executive Member of the Latino Corporate Directors Association (since 2020)

¾  Member of Ernst and Young’s Americas and Global Governance Council (2015-2019)

¾  Member of the Florida International University Foundation (2013-2020)

¾  Member of the Board of Directors of United Way Miami (2013-2015)

EDUCATION AND OTHER CERTIFICATIONS

¾  Bachelor of Science degree in accounting from St. Thomas University

¾  Certified Public Accountant (active)

Mr. Suarez is a highly qualified financial expert given his considerable experience in public accounting. He is well known and respected in our South Florida market and brings extensive public accounting experience spanning a wide array of industries and sectors to our Board.

Proposal 1 — Election of Directors

Millar Wilson, 72

Director Since: 1987

AMTB Committees:

¾  Member of the Risk Committee

¾  Chair of the Trust Committee (Amerant Bank, N.A.)

Other U.S.-Listed Company Directorships:

¾  Current: None

¾  Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾  Former C-suite level banking executive with significant experience in finance and accounting, leadership, corporate governance, regulatory, talent management, and risk management

CAREER HIGHLIGHTS

¾  Vice-Chairman and CEO of Amerant Bancorp Inc. and Amerant Bank, N.A. (2013-2021)

¾  President and CEO of Amerant Bank, N.A. (2009-2013)

¾  Global Chief Risk Officer of Mercantil Servicios Financieros (2005-2009)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾  Held various positions at Mercantil Servicios Financieros and Banco Mercantil, including as Executive Director of International Business (1977–2005)

¾  Member of the Board of Directors of the Miami Branch of the Federal Reserve Bank of Atlanta (2013-2019)

¾  Member of the Board of Directors of Enterprise Florida, Inc (2009-2013)

¾  Director and Treasurer of the Miami Dade College Foundation (1999-2004)

¾  Chairman of the Board of Directors of the American Red Cross of Greater Miami and the Keys (2001-2002)

EDUCATION AND OTHER CERTIFICATIONS

¾  Graduate of the Program for Management Development from Harvard Business School

¾  Bachelor of Science degree in business and administrative studies from Bradford University, England

As our former Chief Executive Officer, Mr. Wilson has a breadth of knowledge concerning issues affecting us and the banking industry. His prior executive experience and current director experience will continue to assist the Board as we expand our business and build upon our strategy.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

For uncontested director elections, our bylaws require each director nominee to be elected by the majority of the votes cast for the election of directors at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and publicly disclose its decision. In a contested director election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in the Corporate Governance Guidelines available on our website.

Corporate Governance

Meetings and Attendance

During the fiscal year ended December 31, 2024, the Board held eighteen meetings. In addition, the Board held a two-day special session in the third quarter of 2024 to discuss the strategy for the 2025-27 period. In 2024, the Board held more meetings than previous years due mainly to the sale of the Bank’s Houston franchise and the capital raise completed by the Company in the third quarter of 2024.

Other than Mr. Quelch (see explanation below), all directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2024 and (ii) the meetings of any committees held during their tenure as members of such committees during 2024. Mr. Quelch, who did not stand for reelection in the annual meeting held in May 2024, was unable to attend the meetings of the Board and of the Audit and Corporate Governance, Nominating and Sustainability Committees held between January and the end of April 2024 due to professional commitments outside of the United States of America.

The Board’s unwritten policy regarding director attendance at the annual meeting of shareholders is that directors are encouraged but not required to attend the annual meeting. All of the then-incumbent members of the Board participated in the 2024 annual meeting of shareholders.

Executive Sessions of the Independent Directors

The Company’s independent directors meet separately from the other directors and management in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s Lead Independent Director or the other independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present. Pamella J. Dana, our Lead Independent Director, presides over the executive sessions of the independent directors. Any independent director may call an executive session of independent directors at any time. The independent directors met four times in executive session without management in 2024.

Director Orientation and Continuing Education

Our director education program assists Board members in fulfilling their responsibilities. To facilitate integration into their roles, the Governance Committee working with management provides an orientation program for new directors. The director orientation program is designed to familiarize new directors with the Company’s history, mission, vision, precepts, strategic plan, business, senior leadership, risk management and compliance matters, Corporate Governance Guidelines, Code of Conduct and Ethics, Insider Trading Policy and other key policies and practices. The orientation program is delivered via in-person session(s) through a comprehensive review of background materials and senior management briefings.

Continuing education is provided through presentations from senior management and from third-party subject matter experts on subjects that are relevant to our business and operations. These presentations may occur as part of regular meetings of the board and/or its committees. In 2024, directors were provided with education on subjects including the following: state of banking and industry trends; climate risks and opportunities for banks; understanding and protecting against the risks of generative AI; and key laws, regulations, and supervisory requirements applicable to the Company and its subsidiaries.

In addition, we encourage our directors to participate in continuing director education programs offered by third parties including industry forums on business, risk, audit, financial, accounting, legal, and other subjects relevant to the Company’s business to help them stay current on emerging practices and issues and in carrying out their responsibilities. The Company reimburses reasonable costs and expenses incurred by directors for continuing education that is relevant to public companies and to their roles as directors.

Finally, through memberships in the National Association of Corporate Directors and BankDirector, which are paid by the Company, our directors have access and take advantage of on demand learning courses, materials, and other resources.

Corporate Governance

Board Committees

The standing committees of the Board consist of the Audit Committee, the Compensation and Human Capital Committee (the “Compensation Committee”), the Governance Committee and the Risk Committee. The composition of each Board committee as of the date of this proxy statement and the number of meetings held in 2024 by each Committee are set forth below:

Director Nominee	Ind.*	Audit	Compensation Committee	Governance Committee	Risk
Pamela J. Dana	I		●	(C)
Miguel A. Capriles L.**	I			●	●
Odilon Almeida Junior^	I
Erin Knight	I	●		●
Lisa Lutoff-Perlo^	I		●
Gustavo Marturet M.	I	●	●
John W. Quill	I	●			(C)
Ashaki Rucker	I		(C)		●
Oscar Suarez	I	(C)	●
Millar Wilson	***				●
Number of meetings held in 2024		11	9	9	6

*	In accordance with the listing standards of the NYSE and the applicable rules of the SEC.

^	As of the date of this proxy statement the Board has not appointed Mr. Almeida Junior and Mrs. Lutoff-Perlo to serve on any committees of the Board.

**

Mr. Capriles L. is not standing for reelection to the Board of Directors at the Company’s Annual Meeting and Mr. Capriles L.’s term as a director of the Company and a member of the Board committees listed above will end immediately before the Annual Meeting on May 7, 2025

***

Mr. Wilson ceased to be an executive officer of the Company in March 2021 and was not independent under the listing standards of the NYSE in 2024. Since January of 2025, the Board deems Mr. Wilson to be independent, see “Proposal 1 – Election of Directors – Directors and Nominees” in this Proxy Statement.

● =	Member

I =	Independent

(C) =	Committee Chair

Each of the standing committees of the Board has a charter specifying such committee’s duties and responsibilities. Each committee charter is reviewed at least annually. The charters of the committees of the Board are available on our website at https://investor.amerantbank.com/corporate-governance/documents-charters. You may also request copies of our committee charters free of charge by writing to our investor relations team at investorrelations@amerantbank.com or via mail addressed to “Investor Relations” at 220 Alhambra Circle, Coral Gables, Florida 33134.

Key Committee Responsibilities

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all Audit Committee members are independent under the NYSE and SEC rules and that each member is “financially literate”. The Board has also determined that Mr. Suarez qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Corporate Governance

Key responsibilities:

•	appoints, compensates, retains, evaluates the qualifications and independence and oversees the work of the independent registered public accounting firm

•	pre-approves all audit and non-audit services to be provided by the independent registered public accounting firm

•	considers and discusses the results of each quarter’s review and the annual audit by the independent registered public accounting firm

•	reviews the Company’s financial statements and related disclosures in the Company’s quarterly and annual reports prior to filing with the SEC

•	reviews the effectiveness of the Company’s internal control over financial reporting

•	reviews with management, the independent registered public accounting firm and our legal advisors, as appropriate, any legal, regulatory or compliance matters

•	meets, as it deems appropriate, in separate executive sessions with the independent registered public accounting firm, internal audit, and management

•	oversees the performance of the Company’s internal audit function, including the Head of Internal Audit and approves the annual internal audit plan and budget

•	reviews and approves related party transactions

•	reviews and discusses with management and the Risk Committee policies with respect to risk assessment and risk management.

Compensation and Human Capital Committee

The Board has determined that all Compensation Committee members are independent under the NYSE and SEC rules.

Key responsibilities:

•	approves the Company’s compensation philosophy

•

annually reviews and approves for our Chief Executive Officer and our other executive officers, corporate goals and objectives and evaluates the performance of these executive officers in light of such goals and objectives

•	Evaluates and determines the compensation of the Chief Executive Officer and our other executive officers

•	Reviews our executive compensation policies and plans

•	implements and administers our incentive compensation equity-based plans

•

oversees the Company’s strategies, initiatives and programs related to human capital management, including with respect to workplace and culture, talent attraction, development and retention, and employee benefits and wellness initiatives

•

reviews and discusses with the Company’s management the Compensation Discussion and Analysis (“CD&A”) and other disclosures on executive compensation required by Item 402 of Regulation S-K and recommending to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or proxy statement, as applicable

•	reviews the Company’s Stock Ownership Guidelines for executive officers and board members and monitors compliance with these guidelines

•	reviews, evaluates and recommends changes to the director compensation program

•	assists the Board and the Governance Committee in developing the framework for the succession plan of the Chief Executive Officer and executive development planning

•	ensures that a risk assessment of the Company’s compensation plans and programs is completed periodically

Corporate Governance

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and it may also delegate to one or more officers of the Company its authority to approve grants of stock options and other equity-based awards, subject to the terms and conditions of such delegation and applicable plans and law. Except for the delegation to the Company’s Chairman, President and CEO of its authority to grant restricted stock under the 2018 Equity and Incentive Compensation Plan as described below, the Compensation Committee has not delegated any portion of its duties and responsibilities at this time.

On January 16, 2024, the Compensation Committee delegated its authority to grant certain equity compensation awards under the 2018 Equity and Incentive Compensation Plan to Mr. Gerald P. Plush, the Company’s Chairman, President, and CEO. Under this delegation, Mr. Plush is authorized to grant up to a total of 150,000 shares of Class A Voting Common Stock of the Company for recruiting or retention of key talent, provided that he (i) not use the authorization to grant shares for himself, any other NEO or Section 16 Officer, or Director and (ii) provide at least semi-annual reports to the Compensation Committee of any grants approved under this delegation.

Compensation Committee Interlocks and Insider Participation

From the month of January 2024 until December 31, 2024, the members of the Compensation Committee were Ashaki Rucker, who chairs the Compensation Committee, Pamella J. Dana, Gustavo Marturet M., and Oscar Suarez. None of the members of the Compensation Committee in 2024 had any interlocks required to be disclosed under Item 407(e)(4) of Regulation S-K.

Except for Mr. Marturet M., none of the members of the Compensation Committee in 2024 had any relationships requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. Mr. Marturet M.’s brother-in-law is a salaried employee but not an executive officer of the Company and received total compensation of approximately $300,000 in 2024. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and without the involvement of Mr. Marturet M.

During 2024, none of our executive officers served as a member of the compensation committee or the board of directors of any other company that has one or more executive officers serving on our Board or our Compensation Committee.

Corporate Governance, Nominating and Sustainability Committee

The Board has determined that all Governance Committee members are independent under the NYSE and SEC rules.

Key responsibilities:

•	approves and oversees compliance of the Company’s Corporate Governance Guidelines

•	assists the Board with CEO succession planning and executive development planning

•	engages in director succession planning for our Board and identifies individuals qualified to become members of the Board

•	makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

•	reviews and evaluates director nominations as well as any recommendations relating to corporate governance issues submitted by the shareholders

•	monitors the independence of directors

•	oversees the orientation and education program of new directors and the continuing education program for incumbent directors

•	oversees the annual evaluation process of the Board and Board committees, as well as the individual director evaluations

Corporate Governance

•	oversees the Company’s Sustainability program, goals and initiatives

•	reviews and makes recommendations to the Board with respect to corporate governance matters generally

Risk Committee

As of the date of this Proxy Statement, the Board has determined that all Risk Committee members are independent under the NYSE and SEC rules. In 2024, Mr. Wilson, who served on the Risk Committee, was not deemed independent. In January 2025, the Board concluded that Mr. Wilson is independent under applicable NYSE and SEC rules, see “Proposal 1 – Election of Directors – Directors and Nominees” in this Proxy Statement.

Key responsibilities:

•	oversees the Company’s enterprise risk management framework and evaluates its adequacy and effectiveness

•	reviews and recommends to the Board the approval of the risk appetite statement

•	approves relevant risk limits consistent with the approved risk appetite

•

reviews the Company’s capital structure and capital adequacy considering statutory and regulatory requirements and makes recommendations to the Board regarding the Company’s capital and liquidity planning and targets

•	reviews the Company’s risk profile relative to its risk appetite and compliance with concentration risk limits

•	reviews and approves the Company’s Information Security Program and changes thereto, at least annually

•	oversees the Bank Secrecy Act, Anti-Money Laundering, and OFAC sanctions compliance program

•	oversees the Consumer Compliance and Community Reinvestment Act compliance program

•	oversees the activities, budget, resources, and organizational structure of the Company’s Credit Review Department

Board Leadership Structure

The Board’s primary responsibility is to provide effective governance over the Company’s affairs and seeing that our business is managed to meet our goals and objectives and that the long-term interests of our shareholders are served. The Corporate Governance Guidelines adopted by the Board do not establish a fixed policy with respect to the separation of the offices of Chairperson and Chief Executive Officer. The Board believes that it should have flexibility to select the Chairperson and decide on the Board leadership structure, from time to time, in the context of the Company’s specific circumstances at the time the determination is made and based on considerations that it deems to be in the best interests of the Company and its shareholders. The Bylaws of the Company and the Corporate Governance Guidelines provide that in the event the positions of Chairperson and Chief Executive Officer are held by the same person, the Board of Directors must appoint a Lead Independent Director from among its non-executive members.

Since June 2022, following the recommendation of the Governance Committee, Gerald P. Plush, who also serves as the Company’s President and Chief Executive Officer, was appointed by the Board as Chairman of the Board and, in connection with the appointment of Mr. Plush as Chairman of the Board, the Board also resolved to appoint Pamella J. Dana, Ph.D as Lead Independent Director. After the annual meeting held in May 2024, following the recommendation of the Governance Committee, the Board resolved to reappoint Mr. Plush and Dr. Dana as Chairman of the Board and Lead Independent Director, respectively. The Board evaluates its leadership structure annually to make changes as it deems appropriate.

The Board considers that Mr. Plush’s knowledge of the Company, its strategy and goals, his deep knowledge and understanding of the financial services industry and the challenges it is facing, coupled with his experience as President and Chief Executive Officer and his demonstrated leadership capabilities, benefits the Company, its employees, and shareholders. The Board believes that leadership by our Chairman, President and Chief Executive Officer, combined with oversight from our Lead Independent Director, and our strong, well-qualified directors (all of whom are independent, except for Mr. Plush), Board Committee members and Board Committee Chairs provide an effective and independent oversight of the Company and allow the Company to implement and execute its business plan and key strategic initiatives at this time while meeting the challenges facing the industry and expectations of our shareholders.

Corporate Governance

Lead Independent Director

In 2022, the Board appointed Pamella J. Dana, Ph.D as Lead Independent Director of the Board, a position with robust responsibilities. Dr. Dana brings extensive leadership, policymaking and public affairs experience, and her long-term tenure as an independent director of the Company provides her with significant knowledge of the issues facing the Company and will ensure that those issues be considered by the Board.

The primary responsibilities of the Lead Independent Director include the following:

•	presides over all the meetings of the Board where the Chair & CEO is not present, including executive sessions of the independent directors

•	serves as a liaison between the independent directors and the Chair & CEO without inhibiting direct communication between them

•	reviews and approves agendas and schedules for meetings of the Board

•	meets one-on-one with the Chair & CEO after executive sessions to review the matters discussed therein

•	engages and consults with major shareholders and other stakeholders, where appropriate

•	coordinates with the independent directors and Compensation Committee Chair regarding the annual performance and compensation review of the Chair & CEO

•	assists the Board and Governance Committee in overseeing compliance with the Company’s Corporate Governance Guidelines

In addition to the Chairman, President and Chief Executive Officer and the Lead Independent Director, the Board leadership and oversight framework is complemented by talented and experienced independent directors and the standing committees of the Board. The Company believes that the current Board leadership structure, policies, and practices, when combined with the Company’s other governance policies and procedures, is appropriate and serves the best interest of our shareholders.

Board and Board Committee Performance Evaluations

Each year, the Governance Committee organizes and oversees an annual evaluation by the Board and its Committees of their performance. The evaluation process is aimed at assessing the performance of the Board and its Committees and its overall effectiveness in fulfilling its responsibilities as well as identifying areas for improvement.

In 2024, the Board and the Board Committees utilized self-evaluation questionnaires to conduct Board and Board Committees’ evaluations. These open-ended questionnaires focused on a variety of topics, including board and committee composition, information and resources, effectiveness and oversight as well as Board and Committee leadership. The results of the Board and each Committee evaluation were reported to and discussed by each Committee and the full Board.

The evaluation process also includes individual questionnaires for each director wherein each evaluates their peers and self-assesses their performance. The Lead Independent Director meets separately with each director to discuss the results of their evaluations and provide feedback on behalf of the other directors.

In response to feedback from these evaluations, our Board and Committees work with management to improve processes and procedures to enhance the Board and Committees effectiveness. In response to feedback from our Board and Committees in 2024, we:

•

continued the improvement of our meeting materials by streamlining presentations that include executive summaries and allow for an understanding of key matters while maintaining completeness of information;

•

brought in third-party subject matter experts on topics of interest identified by our directors, including experts that made presentations on relevant risks, including risks related to the use of generative artificial intelligence;

•	implemented joint sessions between the Governance and Compensations committees to address matters that are of relevance to both committees, including CEO succession;

Corporate Governance

•	provided opportunities for our board to engage and interact outside the boardroom with members of our senior management team and other key employees; and

•	provided educational opportunities with emphasis on different topics, including current events, developments and trends relevant to the Company and of interest for our directors.

In 2024, the Governance Committee and the full Board reviewed the effectiveness of the overall evaluation process and decided to engage a third-party consultant to evaluate the individual performance of directors in 2025. The Governance Committee and the Board also agreed that it may use a third-party consultant to evaluate the performance of the Board and Board Committees as well.

Succession Planning

CEO and management succession planning are the responsibility of the Board. The Governance Committee is charged with assisting the Board in evaluating potential successors to the Company’s Chief Executive Officer, as well as with the annual review and recommendation to the Board of an emergency and temporary CEO and a succession plan for other key positions. In addition, the Compensation Committee oversees our talent management efforts and assists the Board in identifying and developing the Company’s future leaders.

In 2024, the Governance Committee retained the services of a reputable third-party leadership advisory firm, to assist the Governance Committee and the Board in establishing a CEO succession planning framework and process. With the assistance of the third-party leadership firm, the Governance Committee and the Board began developing a role specification that considers the experience, leadership capabilities, skills and attributes that the Board believes are most critical to leadership of the Company considering our business strategy, industry trends and challenges. Since CEO succession planning will be an ongoing process, the role specification is expected to be constantly reviewed, evaluated and updated as appropriate.

In furtherance of this succession planning process, the Governance Committee and the Board leveraged the services of the third-party leadership advisory firm to assess potential future internal candidates. The results of these assessments were discussed with the full Board along with the executive development plans for those individuals. In addition, to these assessments, these individuals and other members of senior management from business and support units regularly present to the Board in regular meetings of the Board and strategy sessions. These interactions provide Board members the ongoing ability to assess the capabilities and development of these senior leaders.

Corporate Governance

Risk Oversight

Corporate Governance

Information Security Oversight

Information Security is a significant component of our enterprise risk management framework. We are actively engaged in identifying and managing cybersecurity risks. Protecting company data, non-public customer and employee data, and the systems that collect, process, and maintain this information is deemed critical. We have an enterprise-wide Information Security Program, which is designed to protect the confidentiality, integrity and availability of customer non-public information and company data. The Information Security Program was also designed to protect our operations and assets through a continuous and comprehensive cybersecurity detection, protection and prevention program. For additional information on our Information Security Program, see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 5, 2025 with the SEC.

Sustainability

Amerant has a long and proud history of community involvement and engagement. We launched our sustainability program in 2021 and formalized a framework to identify opportunities that can make a positive impact on sustainability, in the short term and over the long term. In 2022, we established a sustainability unit and created “Impact”, the brand identity of our sustainability program that aims to tell a story of what Amerant means to do and accomplish as a community bank. We want to create social and environmental value for our people, communities, and customers. With our “Impact” program, we have a framework to identify opportunities that can make a positive impact in everything that we do through our operations, products, and services.

Our Board of Directors and senior executive team have the overall responsibility over our program and team members at all levels of the organization contribute to the achievements of our impact program goals. The Governance Committee is the primary committee responsible for overseeing, evaluating, and monitoring the implementation of the Company’s Impact Program.

Some of the key initiatives and practices implemented in 2024 towards the achievements of our goals include the following:

Building Climate Resilience

•  tracked scope 1 and 2 carbon emissions and continued acquiring carbon emission offsets to cover our calculated baseline scope 1 and 2 carbon emissions

•  leveraged our data management tools in our loan and core systems to code and monitor for Environmentally Conscious Financing

•  deployed an online course on Sustainability for our team members to increase their knowledge and awareness of sustainable practices

•  reinforced our recycling efforts by removing trash bins from cubicles, increasing the number of recycling bins and educating team members of their proper use

•  sponsored programs developed by the Zoo Miami Foundation and Dream in Green aimed at educating and empowering participants to respond to environmental issues threatening Florida

Promoting Economic Mobility

•  supported the Ingold Foundation by offering a full-day Financial Literacy program to children in the foster care system, including topics such as the basics of checking, savings and budgeting, credit, and identity theft

Empowering our people

•  hosted several interns under our internship programs with local colleges and universities in South Florida which is focused on attracting diverse early career talent

•  implemented our Top Performers Development program, which is aimed at elevating and developing high performing, high potential women

For more details on our Impact Program please visit the Sustainability section of our Investor Relations site at www.investor.amerantbank.com and read our annual Impact reports.

Corporate Governance

Identification and Evaluation of Director Candidates

The Governance Committee and the Board regularly review the size and composition of the Board. The Governance Committee is responsible for identifying and recommending to the Board potential directors for nomination. The Governance Committee also considers Board succession planning and committee membership. In 2024, as part of its regular succession planning process, the Governance Committee retained a reputable third-party firm to assist and advise with board succession planning.

With the advice of the third-party advisory firm, the Governance Committee developed a process for the review and analysis of the Board’s composition, including identification of priority characteristics related to experience, expertise, skills, attributes and diversity of future director candidates as well as an assessment of incumbent directors aimed at evaluating each director’s performance, contribution, judgment, skills, level of engagement, tenure, and meeting attendance record.

If the Governance Committee determines that adding a new director is advisable or if a vacancy on the Board arises, the Governance Committee uses a variety of methods for identifying potential director candidates, including third-party search firms, as well as considering candidates proposed by directors and management.

Additionally, the Governance Committee will consider persons nominated by shareholders in compliance with applicable law and our Bylaws and recommend to the full Board whether such nominee should be included with the Board’s nominees for election by shareholders. Our Bylaws contain provisions that address the process (including the required information and deadlines) by which a shareholder of our Class A Voting Common Stock may nominate an individual for consideration by the Governance Committee to stand for election at an annual meeting of shareholders. Our Bylaws provide certain requirements as to the form and content of a Nominating Shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders. See the section titled “Shareholder Proposals for the 2026 Annual Meeting” in this Proxy Statement.

Information regarding potential candidates is presented to the Governance Committee, which then evaluates the candidates based on the needs of the Board at that time and the qualifications, skills, attributes and experience of the candidates. The Governance Committee considers and evaluates all candidates according to the same criteria, regardless of whether the candidate is recommended by the Governance Committee, a shareholder, another director, management or another third party. The evaluation is aimed at ensuring that the Board, as a whole, possesses the qualifications, skills, attributes and experience relevant for effectively performing its role in corporate oversight and governance.

As more fully detailed in the Company’s Corporate Governance Guidelines, the Governance Committee seeks directors who:

•

possess a range of experience, special skills and background that would enable the director candidate to provide sound, meaningful and prudent guidance, that would be of assistance to management in operating the Company’s business;

•	Personal and professional reputation and prominence in his or her business, professional activities and community;

•	capacity to devote the necessary time to discharge his or her duties and perform them to the highest standards; and

•	are prepared to best serve the needs of the Company and all of our shareholders.

The Governance Committee and the Board believe that diversity contributes to the overall effectiveness of the Board and consider that it is relevant for the Board to have a wealth of experience to inform its decisions. As detailed in the Company’s Corporate Governance Guidelines, diversity is conceptualized expansively and includes work experience, professional skills, education, race, ethnicity, gender and other qualities or attributes that may contribute to Board heterogeneity. In addition, the process of evaluating and nominating directors also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value as well as the interplay of the individual director’s or possible nominee’s experience with the experience of the Board and the extent to which the individual director or possible nominee would be a desirable addition to the Board and its committees. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the Company’s success. Accordingly, the Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its shareholders.

Corporate Governance

In 2024, the Corporate Governance Committee used the same reputable third-party firm that assisted and advised the Governance Committee and the Board with board succession planning to assist: (i) in identifying potential Board candidates who meet the qualification and experience requirements defined by the Governance Committee and the Board; and (ii) to compile and evaluate information regarding each such candidate’s qualifications, experience, and education. In this search process, the Governance Committee requested that the firm prioritize the inclusion of candidates with public company experience at the C-suite level and that live within the markets that we serve. Through this engagement, our third-party search firm identified Mr. Almeida Junior and Mrs. Lutoff-Perlo as nominees, each of whom were appointed to our Board on January 22, 2025.

Shareholder Engagement

The Board recognizes the value of developing and maintaining solid relationships with the Company’s shareholders and other stakeholders to understand their viewpoints on relevant issues such as risk management, corporate governance and sustainability. The Company engages with its shareholders on a regular basis, not limited to the proxy season.

Our senior management, including our Chairman, President and CEO, our Chief Financial Officer and our Head of Investor Relations and Sustainability, routinely participates in investor and industry conferences throughout the year to share information on our corporate strategy, financial performance, long-term objectives, liquidity and capital management, corporate governance and sustainability related matters. Feedback and perspectives received in these events are reported by senior management to the Board. In addition, senior management also holds regular discussions with investment bankers, analysts, proxy advisory firms, rating agencies, and consultants on issues of importance to our stakeholders.

At the 2024 annual meeting of shareholders, our shareholders approved the compensation of our NEOs on an advisory basis, with 79.3% of the votes cast “For” such proposal. The Compensation Committee interpreted this level of shareholder support for the executive compensation program as indicating that investor outreach was needed to better understand the views of certain shareholders with respect to our executive compensation program and their investor experience. Following the 2024 annual meeting of shareholders, we embarked on an investor outreach initiative to solicit input from our shareholders regarding our executive compensation program and plan design. For a summary on our 2024 investor outreach project, including a summary of the feedback received and action taken, see “2024 Say-on-Pay Vote and Shareholder Engagement” in the Compensation Discussion and Analysis section of this Proxy Statement.

In addition, as provided in our Corporate Governance Guidelines, in response to shareholders’ vote, the Board shall perform an assessment in instances where 25% or more of the shareholders vote against a management-sponsored proposal or vote for a shareholder proposal. The assessment shall closely examine the concerns of shareholders and, where appropriate, respond to those concerns. Since we became a public company, none of management’s sponsored proposals have received a vote against of 25% or more and we have never received a shareholder proposal for consideration in our previous annual meetings.

Communications with Directors

Shareholders and other interested parties who would like to send communications to our Board, our Lead Independent Director, any Board committee or our Independent Directors as a group may do so by submitting such communications to the care of our Corporate Secretary. Please send your correspondence to corporatesecretary@amerantbank.com or:

Amerant Bancorp Inc.

Attention: Board of Directors or Board Member

c/o Corporate Secretary

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, Florida 33134

The name of any specific intended Board recipients should be clearly noted in the communication. We suggest, but do not require, that such communications include the name and contact information of the shareholder or other individual sending the communication and a description of the matter that is the subject of the communication. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or each applicable director as appropriate, depending on the facts and circumstances outlined in the communication. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, is offensive, hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer and persons performing similar functions.

Our Board reviews the Code of Conduct and Ethics on an annual basis. Directors, executive officers and other team members conduct periodic learning courses on the implementation of the Code of Conduct and Ethics and certify their completion on an annual basis.

The Code of Conduct and Ethics is available on our website at https://investor.amerantbank.com/corporate-governance/documents-charters. We will post any amendments to or waivers of our Code of Conduct and Ethics at the same location on our website.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and reporting process; the qualifications, independence, and performance of the independent registered public accounting firm; and the performance of the internal audit function.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. Members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2024 with management and with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Audit Committee has also discussed with RSM those matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

In addition, the Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee has discussed RSM’s independence with RSM.

Based on the reviews and discussions described in this Report, and subject to the limitations of the role and responsibilities of the Audit Committee referred to above and as provided in its written charter, the Audit Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in Amerant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that was filed on March 5, 2025 with the Securities and Exchange Commission.

Audit Committee

Oscar Suarez, Chair

Erin D. Knight

Gustavo Marturet M.

John W. Quill

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our Class A Voting Common Stock and Class A Non-Voting Common Stock as of March 10, 2025 (unless otherwise indicated), for:

•	each person whom we know to own beneficially more than 5% of our Class A Voting Common Stock;

•	each named executive officer and each director; and

•	all of our executive officers and directors as a group.

As of the date set forth above, we had 38,986,099 shares of Class A Voting Common Stock outstanding and 2,934,282 shares of Class A Non-Voting Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise noted in the footnotes below, each holder identified below has sole voting and investment power with respect to such securities. Unless otherwise provided, the address of each holder listed is c/o Amerant Bancorp Inc., 220 Alhambra Circle, Coral Gables, Florida 33134.

	Shares of Class A Voting Common Stock Beneficially Owned		Shares of Class A Non-Voting Common Stock Beneficially Owned*
Name of Beneficial Owner	Number**	Percentage	Number		Percentage
Named Executive Officers and Directors
Gerald P. Plush	159,435	^	—		—
Sharymar Calderón	9,417	^	—		—
Juan Esterripa	11,843	^
Carlos Iafigliola	14,670	^
Howard Levine (1)	3,523	^
Pamella J. Dana, Ph.D.	23,763	^	—		—
Odilon Almeida Junior	500	^	—		—
Miguel A. Capriles L. (2)	916,365	2.34%	819,077		27.91%
Erin D. Knight	7,971	^	—		—
Lisa Lutoff-Perlo	500	^	—		—
Gustavo Marturet M. (3)	55,287	^	23,622	*	*
John W. Quill	17,317	^	—		—
Ashaki Rucker	6,230	^	—		—
Oscar Suarez	7,971	^	—		—
Millar Wilson (4)	121,629	^	—		—
Executive officers and directors as a group (19 persons):	1,409,435	3.62%	842,699		28.72%
Other Greater than 5% Security Holders
Wellington Management Group LLP (5)	5,520,384	14.16%	—		—
Blackrock, Inc. (6)	2,872,137	7.37%	—		—
Patriot Financial Partners III, L.P. (7)	2,315,589	5.94%	—		—
The Vanguard Group (8)	2,096,580	5.38%	—		—

*

Holders of Class A Non-Voting Common Stock are not entitled to vote on any matter (unless such a vote is required by applicable laws, regulations or the NYSE listing standards in a particular case). A holder of Class A Non-Voting Common Stock shall be permitted to convert shares of Class A Non-Voting Common Stock into shares of Class A Voting Common Stock at any time, provided that upon such conversion the holder, together with all Affiliates (as that term is defined in in 12 C.F.R. Section 225.2(a)) of the holder, will not own or control in the aggregate more than 8.9% of the shares of Class A Voting Common Stock. In any such conversion, each share of Class A Non-Voting Common Stock will convert into one share of Class A Voting Common Stock.

Security Ownership of Certain Beneficial Owners

**	Includes shares as to which a person has or shares voting power and/or investment power, or as to which a person has the right to acquire beneficial ownership within 60 days of March 10, 2025.

^	Represents less than 1% of the class.

(1)

Effective February 14, 2025, Mr. Howard Levine stepped down as SEVP & Chief Consumer Banking Officer of the Company. The shares reflected in this table as beneficially owned by Mr. Levine are based on the Company’s records as of that date, and do not take into account any transactions that may have occurred after such date.

(2)

As reported in a statement on Schedule 13G/A filed with the SEC on October 5, 2023, Mr. Capriles has sole voting power over 536,557 shares of Class A Voting Common Stock and shared voting power over 372,337 shares of Class A Voting Common Stock. We understand that Mr. Capriles has sole dispositive power over 485,443 shares of Class A Non-Voting Common Stock and shared dispositive power over 333,634 shares of Class A Non-Voting Common Stock. Mr. Capriles disclaims beneficial ownership over 372,337 shares of Class A Voting Common Stock and 333,634 shares of Class A Non-Voting Common Stock included in the table above and held by one of his sisters of which he has no economic interest therein.

(3)

These shares include shares directly held by Mr. Marturet as well as shares held by certain trusts and companies under common control by and/or for the benefit of Mr. Marturet and certain members of his family. Approximately 4,495 shares of Class A Voting Common Stock owned by companies under control by members of the Marturet family which ownership is indirectly attributed to Mr. Marturet are pledged to secure loans.

(4)

These shares include 5,380 shares of Class A Voting Common Stock held in four custodial accounts of Mr. Wilson’s minor grandchildren. Mr. Wilson disclaims beneficial ownership of 5,380 shares of Class A Voting Common Stock included in the table above as to which he has no economic interest.

(5)	Ownership based solely on the Form 13F – Holding Report filed on February 12, 2025.

(6)	Ownership based solely on the Form 13F – Holding Report filed on February 7, 2025.

(7)	Ownership based solely on the Form 13F – Holding Report filed on February 10, 2025.

(8)	Ownership based solely on the Form 13F – Holding Report filed on February 11, 2025.

Section 16(a) Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, certain of its officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to file with the Securities and Exchange Commission initial reports of ownership of equity securities of the Company’s and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to disclose in this proxy statement any late filings or known failures to file.

To the Company’s knowledge, based solely on our review of such reports filed with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2024 were met, except for one report each for Ms. Calderon and Mr. Fleitas regarding the vesting of restricted stock that were inadvertently filed late.

Certain Relationships and Related Party Transactions

From time to time, the Company or one of its subsidiaries may enter into transactions with certain “related person”. Related persons include our directors (including nominees for election as directors), executive officers, holders of more than 5% of our common stock, members of the immediate family of these persons and entities in which one of these persons has a direct or indirect material interest. Generally, transactions with related persons are known as “related party transactions”.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or its subsidiaries with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. Under applicable SEC and the NYSE rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest.

Federal Reserve Regulation O requires loans and other “extensions of credit” made to executive officers, directors and their related interests and to persons beneficially owning with their family 10% or more of the voting securities of a bank or its bank holding company to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures, that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. The Board would review any loan to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Audit Committee Charter provides that the Audit Committee will review and approve all related-party transactions.

We have adopted a Related Party Transaction Policy governing the review and approval of transactions with related parties, including those transactions that are expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in conformity with our Code of Conduct and Ethics and is in our best interest, whether the transaction would be in the ordinary course of our business; and whether the related party transaction is entered into on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. In the event that we become aware of a related party transaction that was not approved under the policy, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

Certain transactions are not subject to the related party transaction approval policy, including: (1) decisions on compensation or benefits relating to directors or executive officers or reimbursements for business travel and expenses, (2) credit extensions by us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features, and approved by the Board or an authorized Board or management committee in accordance with our policies or procedures or applicable law, and (3) other financial services, including brokerage services, banking services or services as a bank depositary of funds, transfer agent, registrar, trust or similar services provided by the Company provided that the services are on substantially the same terms as those prevailing at the time for comparable services provided to persons that are not related parties.

Certain Relationships and Related Party Transactions

Related Party Transactions

The brother-in-law of Gustavo Marturet M., one of our directors, is a salaried employee of ours and received total compensation of approximately $300,000 in 2024. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure and responsibilities and without the involvement of Mr. Marturet M. This employee is not an executive officer of the Company.

Various Company directors, officers, and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of the Bank and its subsidiaries. In the ordinary course of business, the Bank has engaged and expects to continue engaging into ordinary banking transactions with these persons and entities, including borrowings, all of which are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company or the Bank and do not involve more than the normal risk of collectability or present other unfavorable features.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, components, and additional aspects of our 2024 executive compensation program and is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on executive compensation. Unless the context requires otherwise, for purposes of this section, references to “the Company” refer to Amerant Bancorp Inc. and its subsidiaries, including Amerant Bank, N.A. Our “named executive officers” or “NEOs” for the year ended December 31, 2024, were as follows:

Name	Position
Gerald P. Plush	Chairman, President and Chief Executive Officer (“CEO”)
Sharymar Calderón	Senior Executive Vice President and Chief Financial Officer (“CFO”)
Carlos Iafigliola	Senior Executive Vice President and Chief Operating Officer (“COO”)
Juan Esterripa	Senior Executive Vice President and Chief Commercial Banking Officer
Howard A. Levine*	Former Senior Executive Vice President and Chief Consumer Banking Officer

*

As previously reported on a current report on Form 8-K filed with the Securities and Exchange Committee on February 12, 2025, on February 10, 2025, the Company and Mr. Levine agreed that Mr. Levine would step down from his position with the Company and the Bank effective February 14, 2025.

2024 Financial and Strategic Highlights

In 2024, Amerant completed a multiyear transformation effort, and will now transition to the execution and implementation of its strategic growth plan. Amerant delivered a strong performance in our core business in 2024, despite the current interest rate environment and continued economic uncertainty. While our total loans and asset size were impacted by the sale of the $401 million Houston multifamily loan portfolio in January 2024 and the sale of our banking operations and six branches in Houston, Texas (the “Houston Franchise”) in November 2024, which included the sale of approximately $497 million in assets (including cash and loans) and approximately $581 million in liabilities (including deposits and other liabilities), our loan pipeline is robust heading into 2025, and we expect to again exceed $10 billion in assets in the first quarter of 2025. During 2024, we focused on completing our transformation toward becoming the bank of choice in Florida, and in 2025, our focus is now executing on our growth plan. For the year ended December 31, 2024, Amerant achieved the following key financial and operational results:

•	Total assets were $9.9 billion, up $0.2 billion from December 31, 2023.

•	Total gross loans were $7.3 billion, an increase of $6.4 million from December 31, 2023.

•	Deposits were $7.9 billion, down $40.3 million, or 0.5% year-over-year, while maintaining a 92.6% Loan-to-Deposit ratio.

•	Net Interest Income was $326.0 million.

•	Core Pre-Provision Net Revenue (“Core PPNR”)[1] of $125.6 million, a decrease of $16.4 million, or 11.6% from December 31, 2023.

•	Completed sale of our Houston-based multifamily loan portfolio in January 2024 at a net after-tax loss of approximately $23 million.

•	In September 2024, completed a common equity capital raise of $165 million, with net proceeds of $155.8 million and we intend to use the proceeds for general corporate purposes.

•

In October 2024, the Company completed a repositioning of its securities portfolio, which resulted in a total loss of $76.6 million. As a result of the securities repositioning, we have derisked our AFS portfolio and improved the yield, with 99% of the securities now having government guarantees as of the end of the fourth quarter of 2024.

•

The sale of the Houston Franchise completed on November 8, 2024, with a deposit premium of $12.5 million and transaction costs of approximately $2.7 million. This sale enables the management to focus on the Company’s stated goal of becoming the bank of choice in Florida.

[1]

Core PPNR is a non-GAAP adjusted measure. For additional details and a reconciliation of Core PPNR, to GAAP financial measures, please see “Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” of this Proxy Statement.

Executive Compensation

•	Assets under management increased $339.5 million to $2.9 billion, primarily driven by net new assets and market valuations.

•	Continued to expand brand awareness by entering into multi-year partnerships as the Hometown Bank of the Miami Marlins and the Official Bank of the Tampa Bay Rays.

•	Named a “Most Loved Workplace” by Newsweek for the third consecutive year, improving to 41st overall.

•

As part of strategic growth plans, we opened new locations in downtown Miami, Tampa and in downtown Ft. Lauderdale and announced 4 new locations to open in 2025, in addition to a new regional headquarters in West Palm Beach (Palm Beach County). Opened new regional headquarters in both Tampa (Hillsborough County) and in Plantation (Broward County)

Highlights of Our Executive Compensation Practices

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with shareholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program:

Components of Pay

The components of our 2024 executive compensation program consist primarily of elements that are generally available to our employees, including base salary, annual incentive cash compensation, equity awards, and broad-based benefits.

Element	Performance Period	Objective	Performance Measured / Rewarded for 2024
Base Salary	Annual	Recognizes an individual’s role and responsibilities and provides a stable level of fixed compensation	Reviewed annually and set based on market competitiveness, individual and Company performance, and internal equity considerations
Annual Cash Incentive	Annual	Rewards achievement of annual financial objectives using formulaic pre-set goals and individual achievements

•  Core PPNR

•  Growth in average total core deposits

•  Core Return on Average Assets (“ROAA”)

•  Core Efficiency Ratio

•  Non-performing assets/total assets

•  Key initiatives for each NEO (reduced weighting to 30% for 2024, as discussed below)

Restricted Stock Units (“RSUs”)	Long-Term	Aligns the interests of executives and shareholders and serves as an important retention vehicle	Annual grants generally vest in equal annual installments over three years beginning on the first anniversary of the grant date
Performance-Based Restricted Stock Units (“PSUs”)	Long-Term	Aligns the interests of executives and shareholders, serves as an important retention vehicle and drives significant Company performance	2024 PSU grants may vest only upon the achievement of relative total shareholder return (“TSR”) over a three-year measurement period

Target Pay Mix

The target pay mix supports the core principles of our executive compensation philosophy and objectives of compensating for performance and aligning executive officers’ interests with those of shareholders, by emphasizing both annual and long-term incentives. The Compensation Committee allocated compensation among (i) base salary,

Executive Compensation

(ii) annual cash incentive, and (iii) long-term annual equity incentive. The graphics below illustrate the allocation of annual target total direct compensation payable to the CEO and the average of the other NEOs for 2024.

The percentages of target total direct compensation as calculated above are based on the annualized 2024 base salary, the 2024 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the 2024 annual equity grants.

Governance of Our Pay Program

The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:

What We Do
✓ Stock ownership guidelines apply to our executives and our Board of Directors
✓ Pay-for-performance philosophy and culture
✓ Maintain a clawback policy for executive officers
✓ Majority of pay is performance-based or variable and not guaranteed
✓ Establish separate metrics for our annual cash and long-term equity incentive plan designs
✓ Began granting PSU awards in 2021
✓ Utilize an independent compensation consultant to advise the Compensation Committee
✓ Dual trigger requirement for severance and vesting of equity awards in the event of change in control
✓ Use balanced performance metrics that consider both absolute performance and relative performance versus peers
What We Don’t Do
X No hedging or pledging of our stock
X No excise tax gross-ups upon change in control in employment or change in control agreements
X No multi-year guaranteed payments
X No dividends or dividend equivalents paid on shares or units that a participant has not yet earned or that have not vested
X No excessive perquisites

Executive Compensation

2024 Say-on-Pay Vote and Shareholder Engagement

At the 2024 annual meeting of shareholders, our shareholders approved the compensation of our NEOs on an advisory basis, with 79.3% of the votes cast “For” such proposal. The Compensation Committee interpreted this level of shareholder support for the executive compensation program as indicating that investor outreach was needed to better understand the views of certain shareholders with respect to our executive compensation program and their investor experience.

Following the 2024 annual meeting of shareholders, we embarked on an investor outreach initiative to solicit input from our shareholders regarding our executive compensation program and plan design. As part of this effort, we reached out to the largest 15 institutional investors, representing approximately 38% of our outstanding shares, to engage with our shareholders’ proxy voting and investor stewardship teams, to gain a better understanding of the perspectives and concerns of these shareholders. We invited shareholders to discuss our executive compensation program and plan design, as well as our corporate governance practices.

As a result of our outreach, we spoke to four shareholders, representing approximately 12% of our outstanding shares. Three shareholders representing approximately 6% of our outstanding shares declined to meet with us indicating that they had no questions or concerns at the time. One shareholder indicated a preference to meet closer to the annual meeting date. We did not receive responses from seven other shareholders we contacted.

Given the focus of these calls was on executive compensation matters, the Chair of the Compensation Committee, together with the Chief People Officer, the Head of Investor Relations and the Corporate Secretary participated in this effort on behalf of the Company. We received valuable commentary and constructive insights from shareholders we spoke with on a variety of matters and we reported this information to the Compensation Committee and the Board of Directors. In these meetings, our shareholders generally expressed a positive view with respect to our executive compensation program and they shared their views on practices from peer companies that they deemed appropriate. The compensation discussions we had with shareholders included details on the financial metrics utilized and weighting of metrics in the short-term cash incentive compensation program, as well as the use of more than one performance metric for performance based restricted stock units used in our long-term incentive plan. The shareholders we met with also shared their thoughts on how we may enhance disclosures on important governance matters like board evaluations and succession planning process.

We have considered the results of our discussions with shareholders in making decisions regarding executive compensation. These conversations confirmed that changes that were already being considered to our executive compensation program were appropriate, and consequently, the Compensation Committee decided to approve changes to some of our compensation practices. The details regarding what we heard from shareholders regarding executive compensation and corporate governance matters at these meetings and our responses to the input received and enhancements made to our compensation practices and plan design are set forth in the table below:

2024 Shareholder and investor feedback on Executive Compensation

What we heard	Actions taken
Annual Cash Incentive The preference of investors is to see a lower weight for the key initiatives’ metric (subjective component) of our Annual Cash Incentive.

The Compensation Committee had already taken action to address this matter by decreasing the percentage for the Key Initiatives metric to 30% in 2024 (from 40% in 2023). Now that the focus is on execution of the strategy and no longer on completing transformation, this percentage will further decrease to 20% in 2025.

Long-Term Incentive Program (LTIP) Investors prefer to see more than one performance metric utilized for PSU awards as opposed to just TSR	Starting in 2025, the PSU awards under the LTIP, will use Return on Average Tangible Common Equity (“ROATCE”) relative to the KBW Regional Banking Index as the performance metric, with a TSR modifier.

Corporate Governance Investors would like to see additional disclosure related to the: • Board evaluation practices, • Board succession process, and • CEO succession planning.

A discussion of the Board evaluation process is included under “Corporate Governance – Board and Board Committee Performance Evaluations” in this Proxy Statement. In 2024, the Company initiated projects related to CEO and Board succession planning which are disclosed under “Corporate Governance - Succession Planning” and under “Corporate Governance - Identification and Evaluation of Director Candidates” in this Proxy Statement, respectively.

Executive Compensation

Our Board and Compensation Committee recognizes the value of developing relationships with the Company’s shareholders and believe that maintaining an active dialogue with shareholders is an important step in delivering long-term shareholder value. Although the say-on-pay proposal represents a non-binding advisory vote, we appreciate the opinions of our shareholders and will continue to consider the outcome of future say-on-pay votes, in addition to other relevant shareholder feedback, that may be received throughout the year, when making compensation decisions for our Named Executive Officers.

Our Executive Compensation Philosophy and Objectives

The Company’s compensation philosophy is the foundation of our overall compensation program and is primarily focused on providing a competitive, total rewards program in alignment with our business objectives, human capital strategy and the interests of our shareholders. We are committed to delivering a compensation program with the fundamental principles of fairness, transparency, efficiency, and compliance with laws and regulations. Based on specific job positions and market conditions, our total rewards program combines fixed and variable compensation: base salary, annual cash incentive, equity-based long-term incentive, and a broad range of benefits. This compensation approach plays a significant role in our ability to attract, retain and motivate the quality of talent necessary to achieve our strategic business goals and drive sustained performance. Our compensation model engages our team members to contribute towards the achievement of our Company objectives, while differentiating pay on performance based on individual contributions. Our commitment to maintaining transparent compensation principles and a diverse and inclusive culture for our teams has a direct impact on engagement, drive and performance.

The Company proactively reviews the results of the compensation programs and their link to the Company’s performance as part of a robust governance process led by the Compensation Committee. Policies and procedures are designed to prevent or mitigate excessive risk-taking, align pay and performance, and ensure proper governance practices. Our programs are flexible, allowing us to respond to changing dynamics in the banking industry, organizational direction, and shareholder interests.

Determination of Named Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, administers the Company’s compensation policies and programs for the CEO and the other NEOs. The Compensation Committee annually reviews and approves Company goals and objectives relevant to the compensation of the CEO and the other NEOs. The Compensation Committee evaluates the performance of the CEO and the other NEOs considering those Company goals and objectives. The Compensation Committee then approves the calculation of the CEO’s and the other NEOs’ incentive compensation based on applicable performance metrics. The Compensation Committee determines and approves compensation levels for the CEO and the other NEOs based on those evaluations and any other factors as it deems appropriate, including competitive market data, individual and Company performance, skills, experience, complexity and criticality of role, and internal pay equity. The Compensation Committee reviews and approves, as applicable, (i) base salary, (ii) annual cash incentive compensation, (iii) long-term incentive compensation, generally in the form of equity or equity-linked compensation, and (iv) any other compensation, perquisites, and annual or supplemental benefits for the CEO and the other NEOs.

The Compensation Committee works closely with its independent compensation consultant in ensuring that the Company’s executive compensation program rewards executives for performance while enhancing shareholder value.

During 2024, the Compensation Committee decided to complete a Request for Proposal (“RFP”) process and solicited bids for independent compensation consultant services. The RFP process evaluated the consultants on experience, methodology, cost-effectiveness, and actionable recommendations. The Compensation Committee’s current consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), was invited to participate in the RFP process along with three other independent compensation consultants. After a thorough review process, the Compensation Committee renewed its engagement with Aon.

Role of Management

Executive management, primarily the CEO and the Chief People Officer, assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in Compensation Committee meetings to provide background information and other requested items but are not present during the voting or discussions of their own compensation. The CEO provides recommendations to the Compensation Committee for the other NEOs regarding compensation, performance

Executive Compensation

goals, performance reviews, and other employment-related matters, such as hiring, promotions, or severance payments. The Compensation Committee considers the CEO’s recommendations but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.

Role of the Independent Compensation Consultant

The Compensation Committee has directly engaged Aon as its independent compensation consultant. Aon reports to, and receives its direction from, the Compensation Committee, and a representative of Aon regularly attends Compensation Committee meetings as its independent advisor. Aon helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market and provides advice and information on other executive compensation matters.

In reviewing Aon’s performance and considering its continued engagement, the Compensation Committee evaluated Aon’s independence and any conflicts of interest in accordance with the applicable SEC rules and the NYSE listing requirements. The Compensation Committee requested and received a report from Aon addressing the independence of Aon and its senior advisors. The Compensation Committee considered Aon’s provision of other services to the Company, the fees paid by the Company to Aon as a percentage of Aon’s total revenue, Aon’s policies and procedures to prevent conflicts of interest, and the confirmation by Aon that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that Aon is independent of the Compensation Committee and of Company management and has no conflicts of interest in its performance of services to the Compensation Committee.

Peer Group

The Compensation Committee believes that obtaining relevant market and benchmark data is very important to making determinations about executive officer compensation. Such information provides a reference point for making decisions.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers the practices of our competitors and the broader industry for recruiting and retaining talent.

The Compensation Committee, with the assistance of its independent consultant, developed a peer group in 2023 for use in establishing 2024 compensation. The peer group was defined using the following criteria:

•	Publicly traded bank holding companies with total assets of $5.25 billion to $20 billion.

•	Not located in Alaska, California, Hawaii, Oregon, and Washington.

•	Consumer loans comprising less than 30% of the total loan portfolio.

•	Located within a Top 100 Metropolitan Statistical Area.

•	Individual consideration given for business model compatibility.

The 2024 compensation peer group consisted of the following companies:

Atlantic Union Bankshares Corporation	Brookline Bancorp, Inc.
Byline Bancorp, Inc.	ConnectOne Bancorp, Inc.
CrossFirst Bankshares, Inc.	Dime Community Bancshares, Inc.
Enterprise Financial Services Corp	First Financial Bancorp.
Flushing Financial Corporation	Independent Bank Group, Inc.
National Bank Holdings Corporation	Northfield Bancorp, Inc.
Peapack-Gladstone Financial Corporation	Provident Financial Holdings, Inc.
Sandy Spring Bancorp, Inc.	Seacoast Banking Corporation of Florida
Stellar Bancorp	Stock Yards Bancorp, Inc.
TowneBank	Trustmark Corporation
Univest Financial Corporation	Veritex Holdings, Inc.

Executive Compensation

Except for the removal of Lakeland Bancorp and the addition of Stellar Bancorp, the 2024 compensation peer group is identical to the 2023 compensation peer group. Lakeland Bancorp was removed from the 2024 compensation peer group because of its acquisition by Provident Financial Services (a current peer) in May 2023. Stellar Bancorp was added because it is similar in size to Amerant, making it a suitable replacement for Lakeland Bancorp.

Elements of 2024 Compensation

Base Salaries

The base salaries of our NEOs are set annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job title or responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data and peer data obtained from outside sources, including its independent consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	Each NEO’s scope of responsibility and criticality of role;

•	Each NEO’s years of experience;

•	The types and amount of compensation paid to each NEO;

•	Company performance; and

•	Each NEO’s individual performance and the NEO’s contributions to Company performance.

The Compensation Committee approved salary increases in 2024 for all NEOs to align with the market rates for similar positions and consideration of the factors listed above. The Compensation Committee approved a larger base salary increase for Ms. Calderón due to her promotion to CFO and increased responsibilities and because her 2023 salary was significantly below market when she was appointed to the position.

NEOs	2023 Base Salary	2024 Base Salary	% Change
Gerald Plush	$900,000	960,000	6.7%
Sharymar Calderón	$300,000	400,000	33.3%
Carlos Iafigliola	$465,000	525,000	12.9%
Juan Esterripa	$475,000	535,000	12.6%
Howard Levine	$475,000	535,000	12.6%

2024 Annual Cash Incentive

Our NEOs are eligible to earn annual cash incentive awards based on the level of achievement of performance goals for each applicable performance cycle. In addition to meeting the performance goals for the plan, NEOs must also be employed and in good standing at the time of payment to receive an incentive payout under the plan.

Our annual cash incentive is a short-term, non-equity incentive plan that is intended to motivate and reward the NEOs’ performance and contributions to our success and focus each NEO’s attention on specific goals. The plan provides an annual cash incentive based on the achievement of Company performance metrics and the execution of key initiatives defined for each NEO. Under the annual cash incentive, the amount of each named executive officer’s potential bonus payout that can be earned at threshold, target and maximum levels is determined as a percentage of the NEO’s base salary, but those levels can be adjusted in the judgment of the Compensation Committee.

Executive Compensation

Target Opportunities

The 2024 target annual cash incentive opportunities for our NEOs, expressed as a percentage of their base salary and as a dollar amount, are detailed in the following table. In consultation with Aon and based on market data and their individual performance, the Compensation Committee determined that the target opportunities for all NEOs would remain unchanged for 2024.

NEOs	Target Opportunity (as a % of base salary)*	Target Opportunity ($)
Gerald Plush	100%	$960,000
Sharymar Calderón	75%	$300,000
Carlos Iafigliola	60%	$315,000
Juan Esterripa	75%	$401,250
Howard Levine*	75%	$401,250

*

In accordance with Company policy, that requires employees to be employed at the time of payment to receive an incentive payout under the plan, Mr. Levine did not receive a 2024 annual incentive payout because of his separation from the Company on February 14, 2025, which was prior to the date of the annual incentive payout for all employees.

Company Performance Metrics

As soon as possible at the beginning of each fiscal year, the Compensation Committee sets the Company performance metrics that will be used to determine the bonus payment to be awarded to each NEO. The Company performance metrics, which aggregate overall weight, as noted above, was increased to 70% of the target annual incentive opportunity for each NEO, for 2024 included: PPNR, growth in average total core deposits, ROAA, efficiency ratio, and non-performing assets over total assets.

A specific percentage weight was allocated to each of these performance metrics as set forth in the table below. The Compensation Committee also established a threshold, target, and maximum performance level for each performance metric. If performance falls below the threshold level for any performance metric, no payment is earned; however, payment is earned for the other performance metrics that are achieved at least equal to the threshold level. Maximum represents the maximum level of performance at which a payment is earned on each performance metric. If the performance achieved for any Company performance metric is above the maximum level, no additional incentive above the maximum incentive for such performance metric is earned. Actual performance between threshold, target and maximum performance levels is interpolated to determine the amount of payment based on relative achievement of the performance metrics.

The Compensation Committee established the 2024 Company performance goals in February 2024 based on the expectation that performance results would be the same or lower than 2023 because of the anticipated increasing interest rate environment in 2024, the uncertain economic environment, continued increase in expenses due to inflation, and anticipated decrease in core deposits.

In June 2024, the Company received regulatory approval for the sale of the Houston Franchise, and that transaction closed in the fourth quarter of 2024. In light of the pending asset sale, the Board modified the 2024 budget to reflect this sale and as a result, the Compensation Committee determined that the original performance targets were no longer appropriate or achievable due to the timing of the closing of the Houston Franchise sale, which was largely outside of the management’s control, due to the required regulatory approval, and not anticipated when the original performance metrics were set. At the July 2024 Compensation Committee meeting, the Compensation Committee approved adjustments to the threshold, target, and maximum goal targets to reflect the updated full-year budget and the expected sale of the Houston Franchise. At this time, the Compensation Committee also decided to measure performance for PPNR, ROAA, and Efficiency Ratio based on our core business considering that several non-routine items were now anticipated to occur in 2024. The goal targets for the Core PPNR, Growth in Average Total Core Deposits, Core ROAA, and Core Efficiency Ratio were revised slightly lower and the goal targets for Non-Performing Assets/Total Assets was increased slightly to reflect the sale of the Houston Franchise. The Compensation Committee believed that the revised metrics represented rigorous but reasonable goals for the business based on the expected results without the

Executive Compensation

inclusion of the Houston Franchise. The adjusted threshold, target and maximum performance levels for each selected Company performance metric (70% of total) and the actual result for each Company performance metric in 2024, which led to an overall payout on the Company metrics at 48% of target, were as follows:

Company Performance Metrics	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	2024 Achievement	2024 Performance Level
Core PPNR (millions) (1)	25%	$108.2	$127.3	$146.4	$125.6	Below Target
Growth in Avg. Total Core Deposits	10%	4.4%	4.9%	5.4%	3.9%	Below Threshold
Core ROAA (2)	15%	0.66%	0.78%	0.89%	0.43%	Below Threshold
Core Efficiency Ratio (3)	10%	74.9%	68.1%	61.2%	68.5%	Above Target
Non-Performing Assets / Total Assets	10%	0.31%	0.24%	0.17%	1.74%	Below Threshold

(1)

Core PPNR is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core PPNR to GAAP financial measures, please see “Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” of this Proxy Statement.

(2)

Core ROAA is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core ROAA to GAAP financial measures, please see “Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” of this Proxy Statement.

(3)

Core Efficiency Ratio is a non-GAAP adjusted measure and excludes the effect of restructuring costs and other non-routine items. For additional details and a reconciliation of Core Efficiency Ratio to GAAP financial measure, please see “Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” of this Proxy Statement.

Performance on Key Individual Initiatives

The Compensation Committee also considers the individual evaluations performed for each NEO in relation to the execution of pre-identified strategic objectives and key initiatives, which for the 2024 awards was lowered to 30% of the annual cash incentive target opportunity. NEOs are eligible to receive anywhere between 0% - 150% of target for this portion of the award. As noted above, the individual component for NEOs will be lowered to 20% in 2025.

In evaluating the performance of each NEO with respect to key individual initiatives the Compensation Committee reviews each NEO based on a set of factors related to pre-established goals and initiatives related to the NEO’s area of responsibility, for the NEOs other than the CEO, and for the CEO based on his achievement of key Company initiatives. Such factors related to the following for the CEO and other NEOs:

•

For Mr. Plush, these key corporate initiatives related to his management of: (i) the Houston Franchise sale and related strategy transformation efforts, (ii) capital raising initiatives, (iii) the regulatory exam process, (iv) continued implementation of the growth strategy, (v) the branding initiatives, (vi) team refreshment and onboarding efforts, (vii) customer engagement activities, and (viii) team engagement efforts.

•

For Ms. Calderon, key individual initiatives related to her handling of: (i) leveraging the use of technology for reporting purposes and increasing team member efficiency, (ii) specific strategic transformation functions, including monitoring KPIs and tracking performance, (iii) market share growth strategy, (iv) capital raising activities, (v) the Houston Franchise sale, (vi) evaluation of new market opportunities, and (vii) other operational initiatives in the accounting and finance area.

•

For Mr. Iafigliola, key individual initiatives related to: (i) reorganization of the Digital, IT and Operations teams, (ii) development of third party performance management for FIS, (iii) assisting with the negotiation of the Houston Franchise sale and leading the conversion process to timely complete the sale, (iv) review and enhancement of the Treasury Management Client and Support Department, and (v) spearheading initiatives designed to enhance client experience and operational excellence.

•

For Mr. Esterripa, key individual initiatives related to: (i) the attraction, rewarding and development of key employees in important market segments and active recruitment efforts to address growth, (ii) spearheading team cultural initiatives to align with company goals, (iii) development of strong sales pipeline through incentive alignment initiatives, and (iv) addressing special and non-performing asset situations.

Executive Compensation

•

For Mr. Levine, key individual initiatives related to: (i) growth in deposits, loans and assets under management, with emphasis in Private Banking clients (ii) spearheading sales initiatives by launching a new sales training program, and (iii) development of new wealth management and trust products.

As a result of this review, except for Mr. Levine, the Compensation Committee determined that Mr. Plush earned at 137.5% and the other NEOs earned at 150% of their individual targets based on their accomplishments tied to our strategic initiatives described below.

•

Mr. Plush (137.5%): Led the Company through another year of significant growth and expansion, completing the transition from transformation to execution and continued growth and expansion. Reached approximately $10 billion in assets even with multiple loan sales and the sale of Houston Franchise. Led efforts regarding the sale of Houston Franchise at a premium. Led the effort and successfully completed a secondary offering raising $165 million in capital. The Team members engagement score remained strong and Amerant was recognized for the 3rd straight year as a “Most Loved Workplace”; both of which demonstrate the strong culture and loyalty to the Company. Brand awareness continues to see exponential growth through the Amerant Bank Arena naming rights and other key partnerships. Opened multiple new locations, including the Plantation regional headquarters, Las Olas, Downtown Miami, and Tampa banking centers, and Tampa regional headquarters. Identified need for and onboarded new executive leadership to drive business development efforts, which included the appointment of a chief business development officer.

•

Ms. Calderón (150%): Worked with the CEO to raise $165 million in new capital. Supported the closing of the multifamily sale of Houston loans and the Houston Franchise sale. Led efforts to potentially expand into new markets. Made significant progress on key operational initiatives in the accounting and financial reporting functions. Leveraged new technology and software for reporting and forecasting, and redeployed team members to better align roles and responsibilities. Developed new business plans to be more efficient and put in place KPIs to measure progress towards each strategic initiative.

•

Mr. Iafigliola (150%): Completed the reorganization of key digital, IT and operations teams. Oversaw numerous key business operation initiatives, including new products and services, vendor management, partnership opportunities, and the migration to new systems. Assumed the credit review function and helped improve the business processes in this team. Coordinated and finalized the closing of the sale of Houston multifamily portfolio. Participated in the negotiation to sell the Houston Franchise and successfully coordinated the conversion process to complete the sale of the Houston Franchise as scheduled. Contributed to the efforts to increase our new locations, including banking centers and regional headquarters throughout Florida.

•

Mr. Esterripa (150%): Executed on key talent management goals, including hiring leaders at the corporate level and in multiple lines of business in our new and current locations. Implemented improved processes around priority business initiatives and developed a strong culture and accountability. Achieved important financial performance goals for deposits, loans, and referred business. Successfully led efforts to address and resolve special mention and non-performing loans.

Payout Determination

The Compensation Committee verifies achievement relative to the target for the Company performance metrics and the individual performance metrics to determine the respective performance levels. The Compensation Committee then adds the amounts for the two portions together to determine the total 2024 annual cash incentive plan payout for each NEO. The total payout under our annual cash incentive plan for each NEO for 2024 is reflected in the table below.

NEOs	Target Annual Incentive	Company Metrics: 70% of Target(*)	Company Metrics: Actual Performance %(*)	Company Metrics: Payout Amount(*)	Individual Metrics: 30% of Target(*)	Individual Metrics: Actual Performance %	Individual Metrics: Payout Amount(*)	Total Achievement as % of Target(*)	Total Annual Incentive Award in 2024(*)
Mr. Plush	$960,000	$672,000	48%	$322,496	$288,000	137.5%	$396,000	74.8%	$718,496
Ms. Calderón	$300,000	$210,000	48%	$100,780	$90,000	150%	$135,000	78.6%	$235,780
Mr. Iafigliola	$315,000	$220,500	48%	$105,819	$94,500	150%	$141,750	78.6%	$247,569
Mr. Esterripa	$401,250	$280,875	48%	$134,973	$120,375	150%	$180,563	78.6%	$315,356
Mr. Levine(**)	$401,250	$280,875	—	—	$120,375	—	—	—	—

(*)	Amounts rounded to the nearest whole number.

Executive Compensation

(**)

As indicated above, in accordance with Company policy, that requires employees to be employed at the time of payment to receive an incentive payout under the plan, Mr. Levine did not receive a 2024 annual incentive payout because of his separation from the Company on February 14, 2025, which was prior to the date of the annual incentive payout for all employees.

Long-Term Incentives Program

The third and largest component of the executive compensation program is long-term equity incentives. Long-term equity incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. In 2021, the Compensation Committee added PSUs to the long-term equity incentive mix and since then it grants the Company’s NEOs a mix of RSUs and PSUs. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our shareholders. Long-term equity incentives also promote retention, because generally executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making them shareholders with a personal stake in the value they are intended to create.

2024 Long-Term Incentives

For 2024, the Compensation Committee determined that the award vehicle mix should be 50% time-based RSUs and 50% PSUs based on the closing price of our common stock on the date of grant at an aggregate dollar value equal to a percentage of the NEO’s annual base salary at the time of grant. In consultation with Aon and based on market data and her or his individual performance, the Compensation Committee determined the 2024 target long-term incentive opportunities as a percentage of base salary for each NEO would remain unchanged. The time-based RSUs ratably vest over a three-year period from the date of grant. As discussed further below, the PSUs use relative Total Shareholder Return, or TSR, as a metric for a three-year performance period, beginning January 1, 2024 and ending December 31, 2026.

In 2024, our NEOs were awarded the following equity grants:

	2024 Long-Term Incentives
NEOs	Total Target Award Opportunity as a % of Salary	RSUs (#)	Target PSUs (#)
Mr. Plush	120%	25,611	25,611
Ms. Calderón	75%	6,669	6,670
Mr. Iafigliola	60%	7,003	7,003
Mr. Esterripa	75%	8,920	8,921
Mr. Levine	75%	8,920	8,921

The 2024 PSUs may be earned and vest upon the achievement of the Company’s TSR during a performance period from January 1, 2024, through December 31, 2026, relative to the companies in our compensation peer group. As detailed in the chart below, the actual number of PSUs earned will be based on the percentile rank of Amerant’s TSR relative to the TSRs of the companies in the peer group.

Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

Interpolation is used to determine payout level in between performance levels. If the Company’s absolute TSR for the performance period is a negative number (without regard to the TSR of the peer group), then irrespective of the Company’s relative TSR to the peer group, the number of PSUs earned and shares issued will be capped at the Target performance level.

Executive Compensation

The Compensation Committee views the inclusion of a metric that includes TSR as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of Amerant and its shareholders. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management. Additionally, it provides rewards that are more directly aligned with performance through different economic cycles.

All equity awards are also subject to each NEO remaining in the continuous service of the Company through the vesting date.

Starting with the PSUs awarded in 2025, we are using ROATCE relative to members of the KBW Regional Banking Index, which tracks the performance of leading US banking institutions, with a TSR modifier for our performance metric. This change addresses feedback received from shareholders during the engagement process we completed in 2024 and their preference to see multiple performance metrics utilized for PSUs as opposed to just TSR. The change also addresses concerns that utilizing TSR exclusively reflects a narrow view of performance.

2022-2024 PSUs Payouts

The PSUs granted in 2022 had a three-year performance period that ended on December 31, 2024. In January 2025, the Compensation Committee certified the performance of these PSUs based on the Company’s relative TSR percentile ranking against the Company’s peer group. For the performance period, the Company’s TSR was below the 35th percentile, resulting in no payout for the PSUs granted in 2022. Mr. Plush and Mr. Iafigliola were the only two NEOs of the Company with outstanding 2022 PSU awards. If performance had been achieved at the target level, Mr. Plush would have been entitled to receive 14,715 shares of Class A Voting Common Stock of the Company, and Mr. Iafigliola would have been entitled to receive 3,750 shares of Class A Voting Common Stock.

Payout percentages at various levels of performance for the 2022-2024 PSUs are illustrated in the table below.

Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

Broad-Based Benefits and Perquisites

Our NEOs are eligible to participate in the same benefit plans designed for all our full-time employees, including health, dental, vision, life and disability plans. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. We also provide limited perquisites for NEOs, including an executive physical, auto allowance and cell phone payments.

Life Insurance Benefits

Mr. Plush holds an individual life insurance policy that is paid in full by the Company with a death benefit totaling $2,000,000. The income taxes resulting from the imputed income attributable to Mr. Plush’s death benefit are paid by Mr. Plush.

After completing a restructure of our split-dollar life insurance plan (BOLI) program, in January 2024, the Company entered into split-dollar life insurance agreements with each of the named executive officers, except Mr. Plush. Since January 2024, the death benefit during employment for Ms. Calderón and Messrs. Esterripa, and Iafigliola is $1,250,000. The death benefit for Mr. Levine while employed by the Company was also $1,250,000.

Under the current split-dollar life insurance policy, a portion of the death benefit is endorsed to the applicable NEO, and each year the applicable NEO has an imputed income attributable to his portion of the death benefit. Each applicable NEO is then subject to income taxes on this imputed income. The Company pays each applicable NEO that has entered into a split-dollar life insurance agreement the applicable amount for the NEO to offset the income tax related to the imputed income from his portion of the death benefit.

Executive Compensation

In cases where a split-dollar life insurance agreement has been entered into with an NEO, the life insurance benefits may continue beyond termination of employment if participants have met the retirement requirements of 55 years of age and 15 years of service, or 60 years of age and 10 years of service prior to termination. At the time of his separation from the Company, Mr. Levine had not met these requirements and the split-dollar life insurance benefits were discontinued.

401(k) Plan

The Company sponsors the Amerant Bank Retirement Benefits Plan, or the 401(k) Plan, for its employees. Each employee is eligible to make contributions to the 401(k) Plan and receive matching employer contributions after attaining age 18 and three-months’ of employment with the Company. The NEOs may participate in the 401(k) Plan on the same terms as the rest of the Company’s employees. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan. Each participant may defer eligible compensation subject to the statutory limit and participants that are 50 years or older can also make additional “catch-up” contributions above the statutory limit. As a safe harbor plan, the Company matches 100% of the first 5% of the participants’ contribution to the 401(k) Plan. All contributions made by both the participants and the Company to the participants’ accounts are vested immediately.

Executive Deferred Compensation Plan

The Company maintains a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for highly compensated employees, including the NEOs. Currently, Messrs. Plush and Iafigliola participate in this plan and Mr. Esterripa and Ms. Calderón do not. Mr. Levine did not participate in this plan during 2024. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however, it does not provide eligible employees with a matching Company contribution.

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation and does not permit investments in Company stock. All deferrals, earnings, and gains on each participant’s account in the Deferred Compensation Plan are vested immediately.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. The ESPP provides for six month offering periods commencing each December 1st and ending on May 31st of the following year and beginning on each June 1st and ending on the following November 30th. Under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Class A Voting Common Stock. The price per share is equal to the lower of 85% of the fair market price on the first trading day of the offering period or 85% of the fair market price on the last trading day of the offering period. In 2024, Mr. Plush and all other NEOs who were eligible as of the enrollment deadline for each offering period in 2024, elected to participate in the ESPP.

Compensation Policies and Practices and Risk Management

Stock Ownership Guidelines

The Board considers it is in the best interests of its shareholders, and promotes the Company’s commitment to sound corporate governance, that every director, NEOs, and other executives of the Company own a meaningful personal financial interest in the Company. In the Board’s opinion, such an investment commits each individual to the Company’s future and aligns his/her interests with those of the Company’s shareholders. The stock ownership guidelines adopted by the Board require our directors and executives (including Executive Vice-Presidents) to own shares of our Class A Voting Common Stock having values equal to the applicable multiple of base salary for executives and annual cash retainer for directors, as set forth in the table below:

Officers and Directors	Ownership requirement
Chief Executive Officer	4x
Other Executive Management Committee Members	2x
Executive Vice-Presidents	1x
Non-Employee Directors	4x

Executive Compensation

Shares that count toward meeting the share ownership guidelines include: (i) shares owned outright, directly or indirectly, including shares held in trust for the benefit of the director or officer; (ii) restricted stock or RSUs not subject to attainment of stated performance goals, or performance-based awards that have already met the required performance or vesting criteria; (iii) shares or share equivalents beneficially held in any employee stock purchase plan, retirement savings plan, deferred compensation plan, employee stock ownership plan or similar plan; and (iv) deferred shares or deferred stock units.
Shares that do not count towards meeting the share ownership guidelines include: (i) unexercised stock options and stock appreciation rights and (ii) unearned performance-based restricted stock or units.
The officers and directors have five years from their appointment or promotion to the applicable position to comply with the share ownership guidelines. The Board may, in its discretion, extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the required ownership level is met, the officers and directors are required to retain 50% of the shares received from us under our equity incentive plan net of shares withheld for taxes or payment of the applicable exercise price.
Compliance with these guidelines is reviewed periodically by the Compensation Committee. All NEOs have eith
e
r met these guidelines or are on track to comply within the applicable five-year period.
Insider Trading Policy
Our Board has adopted an Insider Trading Policy, that governs the purchase, sale and/or other disposition of the Company’s securities and is applicable to all of our directors, officers, and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025.
Anti-Hedging and Anti-Hedging Policy
The Company’s Insider Trading Policy prohibits officers, directors, employees and all other Covered Persons (as that term is defined in the Insider Trading Policy) from engaging in transactions with securities issued by the Company or its subsidiaries, including shares of the Company’s Class A Voting Common Stock, or Company Securities, of a speculative nature at any time. This prohibition includes short-selling Company Securities or engaging in transactions involving Company Derivative Securities (options, warrants, RSUs, stock appreciation rights or similar rights whose value is derived from the value of the Company’s Securities). Officers, directors and employees are, however, not prohibited from receiving and exercising options, RSUs, stock appreciation rights or other Derivative Securities granted under the Company’s equity incentive plans. The Company’s insider trading policy was updated in May 2024 to expressly prohibit employees (including officers) and directors from pledging Amerant’s securities in any circumstance, including by purchasing Amerant’s securities on margin or holding Amerant’s securities in a margin account.
Clawback Policy
In 2023, the Compensation Committee adopted the Amerant Bancorp Inc. Clawback Policy to enable the Company to recover er roneo
usly awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is designed to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule
10D-1,
and with the NYSE listing rules. Under the policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded incentive-based compensation previously paid to the Company’s executive officers in accordance with the terms of such clawback policy. Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.
Discussion of Equity Unit
Award Grant Timing
The Company does not have a written policy related to the timing of when equity awards are granted during the year. The Compensation Committee currently grants RSUs and PSUs to our executive officers, and RSUs to other key employees and

Executive Compensation

our directors. Equity awards for our executives officers and other key employees under the long-term incentive plan are made on an annual grant cycle in February of each year at a pre-established

Compensation Committee meeting following the release of the fourth quarter and full year’s earnings of the previous year. In the case of our directors, the grant date is in May of each year and falls on the date we hold our annual meeting. The Compensation Committee and the Chairman, President and CEO exercising his delegated authority to grant equity awards for recruiting or retention purposes (as explained more fully below), may make off cycle equity awards from time to time on an as-needed

basis as circumstances warrant. The Company does not time the disclosure of material non-public

information for the purpose of affecting the value of executive compensation, and it is the Compensation Committee’s practice to generally avoid granting equity awards during a closed window period or during periods in which there is undisclosed material non-public

information about the Company. No stock options have been granted by us to our executive officers since we adopted the 2018 Equity and Incentive Compensation Plan, and there are no current plans to grant our executive officers stock options.
Compensation Risk Oversight
The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our programs, and reviewing and approving the compensation of our NEOs. In 2024, Aon collaborated with management to conduct a review of our compensation-related risks. The risk assessment concluded that our executive compensation program and employee core incentive plans do not create risks that are reasonably likely to have a material adverse effect on us.
Tax and Accounting Considerations
When appropriate, the Compensation Committee takes into consideration the accounting and tax treatment of the compensation and benefit arrangements for the named executive officers. These considerations are in addition to those described above that were material to the compensation decisions for the most recent fiscal year.
Equity Compensation Awards – Delegated Authority
In January 2024, the Compensation Committee delegated its authority to grant certain equity compensation awards under the 2018 Plan to Mr. Gerald P. Plush, the Company’s Chairman, President and CEO. Under this delegation, Mr. Plush was authorized to grant up to a total of 150,000 shares of Class A Voting Common Stock of the Company for recruiting or retention of key talent, provided that he (i) not use the authorization to grant shares for himself or any other NEO or Section 16 Officer, and (ii) provided a report detailing all the awards granted using this delegated authority is made to the Compensation Committee no less than semi-annually.
Employment Agreements and Other Arrangements with the NEOs
The Company currently only maintains an employment agreement with Mr. Plush that sets forth his base salary, bonus compensation, equity compensation, and benefits, as well as provides him with the opportunity to receive certain post-employment payments and benefits, including acceleration of equity awards in the case of certain involuntary terminations of employment or resignations for good reason. On January 3, 2024, the Company entered into an amended and restated employment agreement with Mr. Plush that provides for a three-year term beginning January 1, 2024, and provides for automatic one-year

extensions unless expressly not renewed. The terms of Mr. Plush’s amended employment agreement are generally consistent with the prior version of the employment agreement except for the following:

•	An increase in annual base salary to $960,000 beginning January 1, 2024;

•
Revisions to the severance benefits to which Mr. Plush would be entitled to in the event of termination by the Company without “cause” or by Mr. Plush for “good reason” (as those terms are defined in the agreement) prior to a Change in Control, from one and one half (1.5) times to two (2) times the sum of (i) Mr. Plush’s base salary and (ii) the average of the annual bonuses earned by Mr. Plush for the three full years preceding the year in which such termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, Mr. Plush’s target Annual Bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 24 months;

•	A term life insurance policy that upon death provides $2 million in benefits; and

Executive Compensation

•	A covenant not to compete was adjusted to provide a geographical area within 50 miles of the Company’s headquarters.

On March 22, 2023, the Company entered into an offer letter with Mr. Esterripa that sets forth the initial compensation terms of his employment. Pursuant to the terms of the offer letter, Mr. Esterripa’s annual base salary was set at $475,000 (as indicated above, the Compensation Committee approved the increase of Mr. Esterripa’s base salary to $535,000 beginning January 1, 2024). Mr. Esterripa is entitled to short-term variable compensation with a target of 75% base salary based on attainment of Company and individual performance goals.

On May 5, 2023, the Company entered into an offer letter with Ms. Calderón, effective as of June 1, 2023, that sets forth the initial compensation terms of her employment. Pursuant to the terms of the offer letter, Ms. Calderón’s initial annual base salary was set at $300,000 (as indicated above, the Compensation Committee approved the increase of Ms. Calderón’s base salary to $400,000 beginning January 1, 2024). Ms. Calderón is entitled to short-term variable compensation with a target of 75% base salary based on attainment of Company and individual performance goals.

None of the other NEOs currently have employment agreements with the Company.

The Company has also entered into a Change in Control Agreement (“CIC Agreement”) with each of the non-CEO NEOs that provides for certain severance protections in the event of a change in control of the Company. The CIC Agreements for these NEOs remain in effect for 24 months following the effective date and automatically renew for an additional 12 months unless the Company notifies the NEO at least 90 days before such renewal. The CIC agreement executed between the Company and Mr. Levine was superseded by the Separation and General Release Agreement (the “Separation Agreement”) entered into by and between the Company and Mr. Levine on February 14, 2025, see “Mr. Levine’s Separation of Service” in this Proxy Statement.

Messrs. Iafigliola, Levine, and Esterripa and Ms. Calderón have also entered into Restrictive Covenant Agreements that include customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The terms of the arrangements related to termination and change in control for all the NEOs are described in detail in the section titled “Potential Payments Upon Termination of Change of Control”.

Mr. Levine’s Separation of Service

As noted above, the Company and Mr. Levine agreed that Mr. Levine would step down from his position on February 14, 2025. In connection with his departure, the Company entered into the Separation Agreement. Under the terms of the Separation Agreement, Mr. Levine is entitled to receive: (i) the cash equivalent value equal to the underlying market value per share of Mr. Levine’s 13,398 restricted stock units that become vested pursuant to Section 5(b) of Mr. Levine’s Performance-based and Time-based Restricted Stock Unit Agreement as of the separation date; (ii) the continuation of base salary for a period of (12) months after the separation date, less applicable taxes and deductions, paid in accordance with the Company’s regular payroll cycle and process; and (iii) an amount equal to the value of up to twelve (12) months of the Company’s share of the COBRA premiums for the group health plan under which Mr. Levine was covered immediately prior to the separation date, less all applicable withholding taxes, payable in substantially equal installments during the twelve (12)-month period following the separation date for so long as Mr. Levine continues COBRA coverage. In addition, Mr. Levine will be paid all accrued wages through the separation date, less applicable payroll deductions, and his health benefits, if any, will terminate on February 28, 2025. The Company shall cease making any of the foregoing payments during the twelve (12) months after the separation date in the event Mr. Levine breaches any of the non-competition provisions set forth in the Separation Agreement, or any other provisions set forth in the Separation Agreement.

As consideration for the foregoing, Mr. Levine agreed to a general release of all claims against the Company, the Bank and their affiliates, as well as to be bound by customary covenants relating to confidentiality, return of property, non-disparagement, and non-competition and non-solicitation.

Compensation Committee Report

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on this review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Executive Compensation

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates this report by specific reference.

Compensation and Human Capital Committee:

Ashaki Rucker, Chair

Pamella J. Dana, PhD.

Gustavo Marturet Medina

Oscar Suarez

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by the Company in respect of our fiscal years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(*)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(*)
Gerald P. Plush	2024	960,000	—	1,111,517	718,496	48,854	2,838,867
Chairman, President and	2023	900,000	—	1,083,346	895,484	48,729	2,927,559
Chief Executive Officer	2022	895,000	—	994,847	1,006,794	63,090	2,959,731
Sharymar Calderón (5)	2024	400,000	—	289,456	235,780	17,567	942,802
Senior Executive Vice President	2023	268,883	—	377,705	156,671	10,998	814,257
and Chief Financial Officer
Carlos Iafigliola (6)	2024	525,000	—	303,930	247,569	15,982	1,092,481
Senior Executive Vice President	2023	465,000	—	279,840	277,600	9,138	1,031,578
and Chief Operating Officer	2022	433,675	—	355,478	243,890	20,012	1,053,055
Juan Esterripa (7)	2024	535,000	—	387,149	315,356	60,976	1,298,480
Senior Executive Vice President	2023	336,458	400,000	724,956	238,460	104,528	1,804,402
and Chief Commercial Banking
Officer
Howard Levine (8)	2024	535,000	—	387,149	—	34,529	956,678
Former Senior Executive	2023	475,000	—	357,352	336,650	32,220	1,201,222
Vice President and	2022	247,500	—	149,972	173,071	21,317	591,860
Chief Consumer Banking Officer

(*)	Amounts rounded to the nearest whole number.

(1)

Amount of salary reported in any year may differ from the annual base salary amount due to the timing of changes in base salary or, hiring, or promotion of an NEO. NEOs who are also directors do not receive any additional compensation for services provided as a director while they are NEOs.

(2)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs and PSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. Amounts shown in this column relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the Nasdaq Stock Market on the date of grant (on the grant dates of all these Stock Awards, the Company’s shares of common stock were still traded on the Nasdaq Stock Market), multiplied by the number of shares underlying each award. Amounts shown in this column relating to PSUs were determined using a Monte Carlo simulation model. The grant date fair value of the PSUs included above is determined based upon achievement of performance at the “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance for the PSUs were to be achieved at the “maximum” level, the grant date fair value of the PSUs for the NEOs would have been as follows: $803,289 for Mr. Plush, $209,205 for Ms. Calderón, $219,649 for Mr. Iafigliola, $279,807 for Mr. Esterripa, and $279,807 for Mr. Levine. Dividend equivalents accrue on these PSUs subject to the same performance-based vesting requirements as these PSUs.

(3)

The amounts shown in this column represent the annual cash incentive amounts earned by the NEOs for 2024 under the annual cash incentive plan, as described in the section titled “2024 Annual Cash Incentive” in the CD&A. As noted above in the CD&A, Mr. Levine did not receive a 2024 annual cash incentive payout due to his separation from the Company prior to the bonus payout in accordance with Company policy.

Executive Compensation Tables

(4)	The amounts reported in this column for 2024 for our NEOs reflect the following:

Name	401(k) Company Match ($)(A)	Life Insurance ($)(B)	Perquisites ($)(C)	Total ($)(*)
Gerald P. Plush	17,250	30,884	720	48,854
Sharymar Calderón	16,269	638	660	17,567
Carlos Iafigliola	14,600	662	720	15,982
Juan Esterripa	17,250	1,313	42,413	60,976
Howard A. Levine	17,250	1,559	15,720	34,529

(*)	Amounts rounded to the nearest whole number.

(A)	Amounts include the Company matching contributions under the 401(k) Plan.

(B)

For Mr. Plush, the amount includes the premium the Company pays on the individual life insurance policy. For the NEOs other than Mr. Plush, amounts include the gross-up payments related to imputed income from the split-dollar life insurance plan (BOLI). Mr. Plush does not receive this gross-up payment. See the section titled “Broad-Based Benefits and Perquisites-Life Insurance Benefits” in the CD&A for additional information on this benefit.

(C)

Amounts include cellular phone payments ($720) for Mr. Plush; cellular phone payments ($660) for Ms. Calderón; cellular phone payments ($720) for Mr. Iafigliola; car allowance ($15,000) and cellular phone payments ($720) for Mr. Levine; and car allowance ($15,000), cellular phone payments ($720), and club membership ($26,693) for Mr. Esterripa.

(5)

Ms. Calderón was appointed as CFO of the Company effective June 1, 2023, and was not a named executive officer in the Company’s 2022 proxy statement. Therefore, her compensation data for 2022 is not included in this table. The 2023 salary amount in the salary column for Ms. Calderón reflects the sum of the salary she received for the five months she served as Head of Internal Audit and the salary she received for the seven months she served as Chief Financial Officer.

(6)	Prior to serving as the Company’s Chief Operating Officer, Mr. Iafigliola served as the Company’s Chief Financial Officer from May 14, 2020 until June 1, 2023.

(7)

Mr. Esterripa was appointed as Head of Commercial Banking effective April 19, 2023, and was not a named executive officer in the Company’s 2022 proxy statement. Therefore, his compensation data for 2022 is not included in this table.

(8)	Mr. Levine was appointed to his position with the Company effective June 8, 2022.

For the purpose of business entertainment, the Company has season tickets to certain sporting events. While these tickets are primarily used for business entertainment, they may from time to time be made available to NEOs and other employees. No compensation value for such tickets is included in the tables above.

Executive Compensation Tables

Grants of Plan Based Awards Table

The following table sets forth additional details regarding grants of equity and non-equity plan-based awards during the fiscal year ended December 31, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value Of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gerald P. Plush		480,000	960,000	1,440,000	—	—	—	—	—
	2/16/2024	—	—	—	12,806	25,611	38,417	—	535,526	(5)
	2/16/2024	—	—	—	—	—	—	25,611	575,991	(6)
Sharymar Calderón		150,000	300,000	450,000	—	—	—	—	—
	2/16/2024	—	—	—	3,335	6,670	10,005	—	139,470 (5)
	2/16/2024	—	—	—	—	—	—	6,669	149,986 (6)
Carlos Iafigliola		157,500	315,000	472,500	—	—	—	—	—
	2/16/2024	—	—	—	3,502	7,003	10,505	—	146,433	(5)
	2/16/2024	—	—	—	—	—	—	7,003	157,497	(6)
Juan Esterripa		200,625	401,250	601,875	—	—	—	—	—
	2/16/2024	—	—	—	4,461	8,921	13,382	—	186,538 (5)
	2/16/2024	—	—	—	—	—	—	8,920	200,611 (6)
Howard Levine		200,625	401,250	601,875	—	—	—	—	—
	2/16/2024	—	—	—	4,461	8,921	13,382	—	186,538	(5)
	2/16/2024	—	—	—	—	—	—	8,920	200,611	(6)

(1)

The annual cash incentive plan provides a cash payout based on the level of achievement of Company performance metrics and individual performance goals for each applicable performance cycle. The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for the NEOs under the annual cash incentive plan. The amount of the annual cash incentive opportunity depends on the base salary of the NEOs for the year. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.

(2)

In order for any payout to be earned, performance must be at the threshold level for at least one metric. The number of PSUs earned for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.

(3)	Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs granted to our NEOs in 2024.

(4)	Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2024.

(5)

Amounts disclosed for this award reflect the grant date fair value of the PSUs on the grant date based on the probable outcome of the applicable performance conditions and was calculated at target based on a combination of the closing market price of our common stock on the grant date and a Monte Carlo simulated fair value in accordance with ASC 718.

(6)

Amounts disclosed for this award reflect the grant date fair value of the RSUs, which was computed in accordance with ASC Topic 718 with the assumptions described in Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Executive Compensation Tables

Narrative Discussion of the Summary Compensation Table and Grant of Plan-Based Awards Table

The material terms of the pay elements included in the Summary Compensation Table and Grant of Plan-Based Awards Table for our NEOs are described above in the CD&A. The Company currently maintains an employment agreement with Mr. Plush and offer letters with Mr. Esterripa and with Ms. Calderón. The terms of the current employment agreement with Mr. Plush provides for a three-year term beginning on January 1st, 2024, and provides for automatic one-year extensions unless expressly not renewed. Under this agreement, Mr. Plush receives a base salary (reviewed at least annually by the Compensation Committee and can be increased but not decreased), an annual performance bonus, a covenant not to compete was adjusted to provide a geographical area within 50 miles of the Company’s headquarters and is eligible to receive equity-based awards. Mr. Plush is also entitled to participate in all employee benefit plans, practices and programs maintained by the Bank or the Company, accrual of vacation time, car service for all business-related events and meetings, life insurance policy that provides $2 million in benefits, reimbursement for a club membership as well as certain out-of-pocket business, entertainment, and travel expenses.

The terms of Mr. Esterripa’s and Ms. Calderón’s offer letters set forth the initial compensation terms of their employment with the Company as described above in the CD&A. None of the other NEOs currently have employment agreements with the Company.

Executive Compensation Tables

For additional information on other agreements with our NEOs, see the section titled “Employment Agreements and Other Arrangements with the NEOs” in the CD&A.

Outstanding Equity Awards at Fiscal Year-End Table 2024

The table below sets forth the outstanding equity awards held by our NEOs as of December 31, 2024.

		Stock Awards

Name	Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(*)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(*)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(**)
Gerald P. Plush	2/16/2022	4,905	(2)	109,921	—		—
	2/16/2023	12,444	(3)	278,870	—		—
	2/16/2024	25,611	(4)	573,943	—		—
	2/16/2022	—		—	8,004	(5)	179,367
	2/16/2023	—		—	9,907	(6)	222,018
	2/16/2024	—		—	13,109	(7)	293,784
Sharymar Calderón	2/16/2022	834	(8)	18,690	—		—
	2/16/2023	1,667	(3)	37,357	—		—
	6/1/2023	4,204	(9)	94,212	—		—
	6/1/2023	3,737	(9)	83,746	—		—
	2/16/2024	6,669	(4)	149,452	—		—
	6/1/2023	—		—	3,314	(6)	74,266
	2/16/2024	—		—	3,414	(7)	76,512
Carlos Iafigliola	2/16/2022	1,250	(2)	28,013	—		—
	2/16/2022	1,000	(2)	22,410	—		—
	2/16/2023	3,214	(3)	72,026	—		—
	2/16/2024	7,003	(4)	156,937	—		—
	2/16/2022	—		—	2,040	(5)	45,710
	2/16/2023	—		—	2,559	(6)	57,354
	2/16/2024	—		—	3,585	(7)	80,331
Juan Esterripa	4/17/2023	13,571	(10)	304,126	—		—
	4/17/2023	6,053	(10)	135,424	—		—
	2/16/2024	8,920	(4)	199,897	—		—
	4/17/2023	—		—	4,811	(6)	107,821
	2/16/2024	—		—	4,566	(7)	102,333
Howard Levine	6/8/2022	1,725	(11)	38,657	—		—
	2/16/2023	4,105	(3)	91,993	—		—
	2/16/2024	8,920	(4)	199,897	—		—
	2/16/2023	—		—	3,268	(6)	73,233
	2/16/2024	—		—	4,566	(7)	102,333

(*)	The amounts reported in this column include share dividend equivalents.

(**)	Amounts rounded to the nearest whole number.

(1)	Based on the closing price of $22.41 per share of the Company’s common stock on the New York Stock Exchange on December 31, 2024, the last day of trading in 2024.

(2)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. These RSUs vested on February 16, 2025, subject to such named executive officer’s continued service with us through the vesting date.

(3)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-half of the RSUs vested on February 16, 2025 and the other half of the RSUs will vest on February 16, 2026, subject to such named executive officer’s continued service with us through the vesting dates.

(4)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-third of the RSUs vested on February 16, 2025, and the other two-thirds of the RSUs will vest in equal installments on each of February 16, 2026 and February 16, 2027, subject to such named executive officer’s continued service with us through each vesting date.

Executive Compensation Tables

(5)

Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the threshold level for the 2022-2024 performance period, plus the additional PSUs (at the target level) representing the accumulated dividend equivalents accrued over the period from the grant date through December 31, 2024. These PSUs were unvested as of December 31, 2024, however, as discussed above in the CD&A the PSUs were not earned.

(6)

Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the threshold level for the 2023-2025 performance period, plus the additional PSUs (at the target level) representing the accumulated dividend equivalents accrued over the period from the grant date through December 31, 2024. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be more than the number shown in this column.

(7)

Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the threshold level for the 2024-2026 performance period, plus the additional PSUs (at the target level) representing the accumulated dividend equivalents accrued over the period from the grant date through December 31, 2024. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be more than the number shown in this column.

(8)	Amount disclosed reflects the number of unvested restricted stock held by Ms. Calderón that is subject to time-based vesting. The restricted stock vested on February 16, 2025.

(9)

Amount disclosed reflects the number of unvested RSUs held by Ms. Calderón that are subject to time-based vesting. One-half of these RSUs will vest on each of June 1, 2025 and June 1, 2026, subject to Mr. Calderón’s continued service with us through each vesting date.

(10)

Amount disclosed reflects the number of unvested RSUs held by Mr. Esterripa that are subject to time-based vesting. One-half of the RSUs will vest on each of April 17, 2025 and April 17, 2026, subject to Mr. Esterripa’s continued service with us through each vesting date.

(11)

Amount disclosed reflects the number of unvested RSUs held by Mr. Levine that were subject to time-based vesting. The RSUs were scheduled to vest on June 8, 2025. However, as noted above in the CD&A, a portion of these RSUs were accelerated and the remainder were forfeited in connection with Mr. Levine’s separation from the Company in February 2025.

Option Exercises and Stock Vested Table

The following table sets forth information concerning the vesting of all stock awards on an aggregate basis for each NEO during the fiscal year ended December 31, 2024. The NEOs do not hold any options and as a result there were no option exercises during the fiscal year ended December 31, 2024. The data included in the “Option Exercises and Stock Vested” table is compiled based on each transaction date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)(*)
Gerald P. Plush	144,243	3,244,025
Sharymar Calderón	6,314	140,258
Carlos Iafigliola	16,735	376,370
Juan Esterripa	9,806	203,965
Howard Levine	3,777	82,961

(*)	Amounts rounded to the nearest whole number.

(1)

The amounts shown in this column represent the total number of shares of restricted stock and of shares subject to RSUs and PSUs (including the number of accumulated dividend equivalents that accrued on these PSUs) that vested during 2024.

Executive Compensation Tables

(2)

The amounts shown in this column reflect the value realized upon vesting of the restricted stock, RSUs, and PSUs (including the value of accumulated dividend equivalents that accrued on these PSUs) as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award. The value realized on vesting is pre-tax.

Non-Qualified Deferred Compensation Table

The following table provides information with respect to each defined contribution or other plan that provides for non-qualified deferred compensation in which our NEOs participate. For 2024, Messrs. Plush and Iafigliola participated in the deferred compensation plan. For more information on the Deferred Compensation Plan, see the section titled “Broad-Based Benefits and Perquisites” section in the CD&A.

Name	Executive Contributions in Last FY ($)(1)(*)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(*)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)(*)
Gerald P. Plush	81,231	—	34,111	—	350,664
Sharymar Calderón	—	—	—	—	—
Carlos Iafigliola	41,908	—	88,133	—	395,510
Juan Esterripa	—	—	—	—	—
Howard Levine	—	—	—	—	—

(*)	Amounts rounded to the nearest whole number.

(1)	The amounts listed in this column are reported as compensation in the amounts included in the “Salary” column of the 2024 Summary Compensation Table.

(2)	The amounts listed for Mr. Plush includes an aggregate of $11,654, which was reported in our Summary Compensation Table for 2021.

The Company maintains the Deferred Compensation Plan for highly compensated employees, including the NEOs. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however since 2022, it does not provide eligible employees with a matching Company contribution.

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation and does not permit investments in Company stock. In 2024, Messrs. Plush and Iafigliola participated in the Deferred Compensation Plan while Ms. Calderón and Messrs. Levine and Esterripa did not. Each participant’s account under the Deferred Compensation Plan holds their contributions, along with earnings, expenses, gains, and losses. Each participant makes his or her own investment decisions as to amounts held in a participant’s account from investment options that are designated in a services agreement between the Company and Fidelity Investments, Inc. for the Deferred Compensation Plan.

All deferrals, earnings, and gains on each participant’s account in the Deferred Compensation Plan are distributed in cash after the participant’s separation from service, either in a lump sum payment or in installment payments, in accordance with the participant’s distribution election. Each distribution, whether in a lump sum or a series of installment payments, commences on the first day of the month following the month in which the applicable triggering event occurred. Installment payments continue annually from the commencement date of the first installment distribution. If the participant’s separation from service is due to the participant’s disability or death, the deferrals, employer contributions, earnings, and gains on the participant’s account will immediately become 100% vested and payment will be made in such form as designated in the participant’s distribution election.

Potential Payments Upon Termination or Change in Control

Upon termination of an NEO’s employment with the Company, or upon a change in control, the Company maintains certain arrangements pursuant to which NEOs are eligible to receive cash severance, equity vesting and other benefits.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown in the tables and the narrative below. We have assumed that the termination of employment or change in control occurred on December 31, 2024.

Executive Compensation Tables

In addition, since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits a NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below. Under these SEC rules, the potential payments upon termination or change in control do not include certain distributions to the NEO or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans. In accordance with SEC rules, in the table below, we are showing the estimated value Mr. Levine would have received if a termination of employment or change in control had occurred on December 31, 2024.

Termination Without Cause or By Executive for Good Reason (not involving a Change in Control)

Cash and Other Amounts

Under the employment agreement with Mr. Plush, in the event of a termination of his employment by (i) the Company other than a termination for “Cause”, “Disability” or death, or (2) by Mr. Plush for “Good Reason” (as these terms are defined in the agreements, and collectively a “Qualifying Termination”) unrelated to a change in control, Mr. Plush is entitled to receive two times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such Qualifying Termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, the target annual bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 24 months in accordance with the Bank’s normal payroll practices; reimbursements under COBRA (as defined in the agreements), if properly elected for a period of up to 18 months following the date of termination; continue to provide term life insurance coverage for 24 months following the termination date; and outplacement services incurred by Mr. Plush during the 12 month period following the termination date up to a total of $25,000.

Equity Awards

Under the PSU and RSU award agreements, all NEOs are eligible for the following upon a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” (as these terms are defined in the award agreements):

•	Outstanding and unvested RSUs will vest pro-rata based on the number of months from the grant date through the date of termination; and

•

Outstanding and unvested PSUs would be earned at the greater of target or actual performance as of the termination date, pro rata based on the number of months from the grant date through the date of termination.

Termination Without Cause or By Executive for Good Reason Following a Change in Control

Cash and Other Amounts

Under the employment agreement with Mr. Plush, in the event of a Qualifying Termination during the 24 months following a “Change in Control” (as defined in his agreement), Mr. Plush is eligible to receive a lump sum equal to 2.99 times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs; reimbursements under COBRA, if properly elected for a period of up to 24 months following the date of termination; continue to provide term life insurance coverage for 24 months following the termination date; and outplacement services incurred by Mr. Plush during the 12 month period following the termination date up to a total of $25,000.

Under the CIC Agreements with Messrs. Iafigliola, Levine, and Esterripa and Ms. Calderón, in the event of a Qualifying Termination during the 24 months following a “Change in Control” (as defined in those agreements), they are eligible to receive a lump sum equal to (i) 24 months of base salary, (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs; if only two years of bonuses have been paid, the average of the annual bonuses earned for the two years preceding the year in which such qualifying termination occurs; if only one year of bonuses has been paid, they will receive the amount of that bonus payment; and if less than one year of bonuses have been paid, they will receive a pro-rated target bonus through the date of termination; and (iii) reimbursements under COBRA, if properly elected for a period of up to 18 months.

Executive Compensation Tables

Equity Awards

Under the PSU, RSU, and restricted stock award agreements, all NEOs are eligible to receive the following:

•

Upon a Change in Control (as defined in the award agreements) all outstanding RSUs and restricted stock awards will vest except to the extent that a replacement RSU or restricted stock award (“Replaced Award”) is provided to the NEO.

•

If after receiving the Replaced Award, the NEO’s employment terminates by the Company without “Cause” or by the NEO for “Good Reason” within 12-24 months following the Change in Control for RSUs and 24 months for the restricted stock, all outstanding and unvested Replaced Awards will vest and become payable in full. Upon a Change in Control (as this term is defined in the PSU award agreements), all outstanding and unvested PSUs are earned at the greater of target or actual performance as of the termination date, pro-rata based on the number of months from the grant date through the Change in Control.

Death or Disability

Cash and Other Amounts

Under the employment agreement with Mr. Plush, in the event of a termination due to death or Disability (as defined in the employment agreements), Mr. Plush (or his estate and/or beneficiaries, as the case may be) is be entitled to receive: (i) any accrued but unpaid base salary and any accrued but unused vacation; (ii) reimbursement for unreimbursed business expenses properly incurred prior to the termination of employment; (iii) such employee benefits, if any, as to which he may be eligible under the Company’s employee benefit plans as of the termination of employment; and (iv) a lump sum cash payment equal to the product of the target annual bonus and a fraction, the numerator of which is the number of days employed during the year of termination and the denominator of which is the number of days in such year.

Equity Awards

Under the PSU, RSU, and restricted stock award agreements, all NEOs are eligible to receive the following in the event of a termination due to death or Disability (as defined in the award agreements):

•	All outstanding and unvested RSUs and restricted stock will vest and become payable in full.

•	All outstanding and unvested PSUs will be earned and become payable at target.

Executive Compensation Tables

The following Potential Payments upon Termination or Change-in-Control table shows the value to each NEO of hypothetical benefits and payments provided upon termination as of December 31, 2024, under the Company’s policies and programs. As noted above, in accordance with SEC rules, in the table below, we are showing the estimated value Mr. Levine would have received if a termination of employment or change in control had occurred on December 31, 2024.

Name	Compensation Component	Change in Control ($)		Qualifying Termination In Connection With Change in Control ($)		Termination Without Cause Or Good Reason ($)		Death or Disability ($)
Gerald P. Plush
	Cash Severance			5,835,885	(1)	3,903,602	(2)	960,000	(3)
	PSUs	787,609	(4)			787,609	(5)	1,356,174	(6)
	RSUs			962,734	(7)	460,406	(8)	962,734	(9)
	Welfare Benefits			26,907	(10)	20,180	(11)
	Life Insurance Benefits			61,768	(12)	61,768	(12)
	Transition Benefits			25,000	(13)	25,000	(13)

	Total:	787,609		6,912,294		5,258,565		3,278,908

Sharymar Calderón
	Cash Severance			893,562	(14)
	PSUs	122,703	(4)			122,703	(5)	296,174	(6)
	RSUs			364,768	(7)	163,455	(8)	364,768	(9)
	Restricted Stock			18,690	(15)			18,690	(16)
	Welfare Benefits			20,408	(17)

	Total:	122,703		1,297,428		286,159		679,631

Carlos Iafigliola
	Cash Severance			1,311,153	(14)
	PSUs	204,977	(4)			204,977	(5)	357,914	(6)
	RSUs			279,385	(7)	142,991	(8)	279,385	(9)
	Welfare Benefits			11,283	(17)

	Total:	204,977		1,601,822		347,968		637,299

Juan Esterripa
	Cash Severance			1,308,460	(14)
	PSUs	183,959	(4)			183,959	(5)	411,687	(6)
	RSUs			639,447	(7)	317,484	(8)	639,447	(9)
	Welfare Benefits			18,298	(17)

	Total:	183,959		1,966,205		501,442		1,051,134

Howard Levine (18)
	Cash Severance			1,324,860	(14)
	Cash Value of PSUs	152,676	(4)			152,676	(5)	344,515	(6)
	Cash Value of RSUs			330,548	(7)	153,141	(8)	330,548	(9)
	Welfare Benefits			23,252	(17)

	Total:	152,676		1,678,660		305,817		675,062

(1)	The amount shown is equal to 2.99 times the sum of base salary plus the average of the 2023, 2022 and 2021 annual incentive payouts for Mr. Plush.

(2)	The amount shown is equal to 2 times the sum of base salary plus the average of 2023, 2022 and 2021 annual incentive payouts for Mr. Plush.

(3)	The amount shown is the pro rata amount of the target annual incentive award payable in the year of separation.

(4)

PSUs will partially vest upon a change in control. The PSUs will vest pro rata at the greater of target or actual performance through the date of the change in control. The amount shown is the market value of the PSUs that would vest pro rata at the greater of target or actual performance based on the stock price of $22.41 on December 31, 2024, the last trading day in 2024, plus the value of the dividend equivalents accrued on the PSUs that would be earned, which have the same vesting conditions as these PSUs.

Executive Compensation Tables

(5)

PSUs will vest pro rata at the greater of target or actual performance upon the termination of employment without cause or by the NEO for good reason. The amount shown is the market value of the PSUs that would vest pro rata at the greater of target or actual performance based on the stock price of $22.41 on December 31, 2024, plus the value of the dividend equivalents accrued on the PSUs that would be earned, which have the same vesting conditions as these PSUs.

(6)

PSUs will vest at target as of the NEO’s death or disability. The amount shown is the market value of the PSUs that would vest at target based on the stock price of $22.41 on December 31, 2024, plus the value of the dividend equivalents accrued on the PSUs that would be earned, which have the same vesting conditions as these PSUs.

(7)

All unvested RSUs will vest upon the change in control, even if the NEO was not terminated, if the surviving entity fails to replace the award. Any RSUs that were replaced by the surviving entity will fully vest upon the termination of employment without cause or by the NEO for good reason within 12-24 months following a change in control. The amount shown is the market value of the RSUs that would vest based on the stock price of $22.41 on December 31, 2024.

(8)

RSUs will vest pro-rata upon the termination of employment without cause or by the NEO for good reason. The amount shown is the market value of the RSUs that would vest pro rata based on the stock price of $22.41 on December 31, 2024.

(9)	RSUs will fully vest as of the NEO’s death or disability. The amount shown is the market value of the RSUs that would vest based on the stock price of $22.41 on December 31, 2024.

(10)	Reimbursement for COBRA payments for Mr. Plush for a period of 24 months. The amounts shown are the estimated cost to the Company for such benefits during the period.

(11)	Reimbursement for COBRA payments for Mr. Plush for a period of 18 months. The amounts shown are the estimated cost to the Company for such benefits during the period.

(12)	The amount shown includes the Company’s portion of the life insurance premium paid on Mr. Plush’s behalf for 24 months.

(13)

Mr. Plush is entitled to outplacement services, which is capped at 25,000. The actual amounts paid in respect of such services will be determined based upon the outplacement services obtained, if any, by Mr. Plush upon termination. However, the amounts reflected in the table represent the maximum amounts that could be paid by the Company in respect of these services.

(14)	The amount shown is equal to 24 months of base salary plus the average of the prior year annual incentive payouts for Messrs. Iafigliola, Esterripa, and Levine, and Ms. Calderón.

(15)

All unvested restricted stock will vest upon the change in control, even if Ms. Calderón was not terminated, if the surviving entity fails to replace the award. Any restricted stock awards that were replaced by the surviving entity will fully vest upon the termination of employment without cause or by Ms. Calderón for good reason within 24 months following a change in control. The amount shown is the market value of the restricted stock that would vest based on the stock price of $22.41 on December 31, 2024.

(16)

Restricted stock will fully vest as of Ms. Calderón’s death or disability. The amount shown is the market value of the restricted stock that would vest based on the stock price of $22.41 on December 31, 2024.

(17)	Reimbursement for COBRA payments for a period of 18 months. The amounts shown are the estimated cost to the Company for such benefits during the period.

(18)

In accordance with SEC rules, in this table, the Company is showing the estimated value of the benefits Mr. Levine would have received if a termination of employment or change in control had occurred on December 31, 2024. As discussed above in the CD&A section under “Mr. Levine’s Separation of Service”, Mr. Levine stepped down from his position on February 14, 2025 and in connection with his separation is entitled to receive 12 months of base salary ($535,000), 12 months of the Company’s share of the COBRA premiums ($15,502), and a cash payment equal to the underlying market value per share of 13,398 PSUs and RSUs ($319,542).

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”).

Executive Compensation Tables

For 2024, we found no significant changes in either the employee population or employee compensation arrangements that would affect the pay ratio disclosure, allowing us to use the same median employee from last year. However, due to a role change, our prior median employee had anomalous compensation characteristics. We chose to substitute our median employee with another employee with more representative compensation.

Our median employee compensation in 2024 as calculated using Summary Compensation Table requirements was $117,937. Our Chief Executive Officer’s 2024 compensation as reported in the Summary Compensation Table was $2,838,867. Therefore, our CEO Pay Ratio is approximately 24 to 1.

Methodology and Pay Ratio

As disclosed in our 2024 proxy statement, we identified the median employee using our employee population on December 1, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the actual cash compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 1, 2023, the annual base pay and actual bonus or commission paid in 2023 for Fiscal Year 2022 performance. In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2023. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s actual total direct compensation in accordance with the requirements of the Summary Compensation Table.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO 1 (1) ($)	Summary Compensation Table Total for PEO 2 (1) ($)	Compensation Actually Paid to PEO 1 (1)(2)(3) ($)	Compensation Actually Paid to PEO 2 (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Thousands)	Core PPNR ($ Thousands) (5)
							TSR ($)	Peer Group TSR ($)
2024	—	2,838,867	—	1,750,726	1,072,610	837,597	107.87	132.60	(15,752)	125,556
2023	—	2,927,559	—	2,687,710	1,165,745	1,191,371	116.36	96.65	30,789	141,990
2022	—	2,959,731	—	1,668,456	918,499	777,465	124.87	97.52	61,963	105,479
2021	396,728	4,634,369	1,591,669	8,174,519	1,254,145	1,589,521	158.84	124.06	110,311	69,907
2020	1,604,927	—	764,927	—	728,501	161,192	69.76	89.69	(1,722)	71,023

(1)
Millar Wilson was our PEO 1 in 2020 and from January 1, 2021 through March 19, 2021. Gerald P. Plush has been our PEO 2 since March 20, 2021. The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Alberto Peraza	Miguel Palacios	Carlos Iafigliola	Sharymar Calderón	Sharymar Calderón
Miguel Palacios	Alberto Capriles	Miguel Palacios	Carlos Iafigliola	Carlos Iafigliola
Alfonso Figueredo	Alfonso Figueredo	Alberto Capriles	Alberto Capriles	Howard Levine
		Howard Levine	Howard Levine	Juan Esterripa
Juan Esterripa

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Gerald P. Plush ($)	Exclusion of Stock Awards for Gerald P. Plush ($)	Inclusion of Equity Values for Gerald P. Plush ($)	Compensation Actually Paid to Gerald P. Plush ($)
2024	2,838,867	(1,111,517)	23,376	1,750,726

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,072,610	(341,921)	106,908	837,597

Pay Versus Performance

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Gerald P. Plush ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Gerald P. Plush ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Gerald P. Plush ($)	Total -Inclusion of Equity Values for Gerald P. Plush ($)
2024	864,335	(559,183)	—	(281,776)	—	23,376

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	265,880	(135,967)	—	(23,005)	—	106,908

(4)
Cumulative Total Shareholder Return (“TSR”) for each fiscal year is measured over a period running from the last trading day before the covered fiscal year began, through and including the end of the covered fiscal year, calculated assuming reinvested dividends. The comparison assumes an initial fixed investment of $100 in the Company’s common stock on December 31, 2019. The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Core PPNR to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2024. Core PPNR is a
non-GAAP
measure and is calculated as net income attributable to Amerant Bancorp Inc. plus provision for (reversal of) credit losses, provision for income tax expense and non-routine
noninterest expense items less
non-routine
noninterest income items. For more information on Core PPNR, please see the “
2024 Annual Cash Incentive
” section of the Compensation Discussion & Analysis in this proxy statement.

Pay Versus Performance

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, and the Peer Group TSR over the same period.

Pay Versus Performance

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the five most recently completed fiscal years.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Core PPNR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Core PPNR during the five most recently completed fiscal years.

Pay Versus Performance

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2024 to Company performance. The measures in this table are not ranked.

Core PPNR Core Efficiency Ratio Relative TSR Non-performing Loans/Total Loans Growth in Average Total Core Deposits Core Return on Average Assets

Director Compensation

Our non-employee director compensation is determined by the Board based upon the recommendation of the Compensation Committee, which are determined based on input from the Compensation Committee’s compensation consultant, market data (including the Company’s peer group), governance trends and best practices. See the section titled “Executive Compensation-Compensation Consultant”.

The Board uses a combination of cash and stock-based compensation to attract qualified candidates to serve as directors and to compensate them for their service. In setting the compensation of non-employee directors, the Compensation Committee and the Board consider the significant amount of time that the Board and its Committees are expected to expend, the workload and responsibility, the skills, knowledge, and understanding needed for service on the Board, and the types and amounts of director pay of our identified peer group.

The Compensation Committee and the Board annually review non-employee director compensation, and the Board, upon the recommendation of the Compensation Committee, has changed from time to time the amounts and forms of director pay. Effective January 1, 2024, based on market data and input from the Compensation Committee’s compensation consultant, our director compensation structure was updated as follows: (i) the annual equity grant was increased from $60,000 to $65,000; (ii) the annual cash retainer of the Lead Independent Directors was increased from $25,000 to $35,000; (iii) the annual cash retainer of the Chair of the Audit Committee was increased from $15,000 to $18,000; and the annual cash retainers of the Chairs of the Compensation, Governance and Risk Committees was increased from $12,000 to $15,000. All other cash retainers remained unchanged.

Non-Employee Director Compensation Structure

Annual Retainer paid to all Non-Employee Directors for Board Service in 2024
Cash retainer for Board service (1)	$46,000
Cash retainer per Audit Committee membership (1)	$12,000
Cash retainer per all other Company Committee membership (1)	$10,000
Cash retainer per Trust Committee membership (Bank) (1)	$5,000
Annual Equity Grant (2)	$65,000
Committee chair, and Lead Independent Director annual retainer
Lead Independent Director retainer (1)	$35,000
Annual Audit Committee Chair retainer (1)	$18,000
Annual Committee Chair retainer for all other Company Committees (1)	$15,000
Annual Committee Chair retainer for Trust Committee (Bank) (1)	$7,500

(1)	Payable in equal monthly installments.

(2)	Restricted Stock Units equivalent to $65,000 based on grant day price with one year vesting starting after the annual meeting.

When applicable, non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee, and shareholders meetings as well as any other designated Company events.

Mr. Gerald P. Plush who is a director but serves as the Company’s Chairman, President & CEO and therefore is an executive officer of the Company does not receive any compensation for services provided as a director.

Director Compensation

2024 Non-employee Director Compensation Table

The following table provides information on 2024 compensation for each of our non-employee directors who served during 2024 (Mr. Almeida Junior and Mrs. Lutoff-Perlo were appointed to serve on the Board of the Company in January 2025). The table below reflects payments made in connection with service on our Board, the Bank’s Board, the Company’s Board Committees, and the Bank’s Trust Committee as applicable.

	Fees Earned or Paid in Cash ($)(*)(1)	Stock Awards ($)(2)(*)	Total (*)($)
Pamella J. Dana (3)	$121,000	$64,986	$185,986
Miguel A. Capriles L.	$66,000	$64,986	$130,986
Samantha Holroyd (4)	$33,000	$64,986	$97,986
Erin D. Knight	$68,000	$64,986	$132,986
Gustavo Marturet M.	$73,000	$64,986	$137,986
John A. Quelch (5)	$28,333	—	$28,333
John W. Quill (3)	$83,000	$64,986	$147,986
Ashaki Rucker (3)	$81,000	$64,986	$145,986
Oscar Suarez (3)	$86,000	$64,986	$150,986
Millar Wilson (3)	$68,500	$64,986	$133,486

(*)	Amounts rounded to the nearest whole number.

(1)	Represents fees paid in cash for services provided to the Company and/or the Bank as a director, including retainers for board and committee service.

(2)

After the 2024 annual meeting, effective May 8, 2024, all directors except Mr. Quelch who did not stand for reelection were each awarded 2,854 stock settled restricted stock units. Such restricted stock unit awards will vest on the first anniversary of the date of grant, provided that the grantee remains in continuous service as a director through the annual meeting of shareholders to be held in 2025. The grant date fair value provided in this column was computed in accordance with FASB ASC Topic 718. Refer to Note 1 “Business, Basis of Presentation and Summary of Significant Accounting Policies” and Note 14 “Incentive Compensation and Benefit Plans” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

(3)	Includes fees for service as Lead Independent Director, Chair of a Board Committee; any committee chair rotation is pro-rated accordingly on a monthly basis.

(4)

Ms. Holroyd resigned from the Boards of Directors of the Company and of the Bank and from all committees thereof effective June 28, 2024. In accordance with the terms of the applicable agreement, the 2,854 stock settled restricted stock units awarded to Ms. Holroyd on May 8, 2024 were forfeited.

(5)	Mr. Quelch did not stand for reelection at the 2024 annual meeting.

Director Compensation

The following table provides information about the outstanding share-based equity awards for each director that served the Company in 2024 that was not a named executive officer as of December 31, 2024:

Stock Awards
Number of Shares or Units That Have Not Vested (#)
Pamella J. Dana (1)	2,854
Miguel A. Capriles L. (1)	2,854
Samantha Holroyd (2)	—
Erin D. Knight (1)	2,854
Gustavo Marturet M. (1)	2,854
John A. Quelch (3)	—
John W. Quill (1)	2,854
Oscar Suarez (1)	2,854
Ashaki Rucker (1)	2,854
Millar Wilson (1)	2,854

(1)

Represents a 2,854-stock settled restricted stock units award granted on May 8, 2024 that will vest on the first anniversary of the award, provided that the grantee remains in continuous service through the annual meeting of shareholders to be held in 2025.

(2)

Ms. Holroyd resigned from the Boards of Directors of the Company and of the Bank and from all committees thereof effective June 28, 2024. In accordance with the terms of the applicable agreement, the 2,854 stock settled restricted stock units awarded to Ms. Holroyd on May 8, 2024 were forfeited.

(3)	Mr. Quelch did not stand for reelection at the 2024 annual meeting and was not awarded any restricted stock units in 2024.

Equity Compensation Plan Information

We currently maintain two equity compensation plans that provide for the issuance of shares of our common stock to our officers, other employees, and directors: (1) the Amerant Bancorp Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), and (2) the 2018 Equity and Incentive Compensation Plan (the “2018 Equity Plan”). The following table sets forth, as of December 31, 2024, certain information related to the foregoing plans under which shares of our Class A Voting Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	519,462	(1)	—	(2)	2,779,285	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	519,462		—		2,779,285

(1)

Includes the number of unissued shares subject to outstanding RSU awards to certain executives and other employees and the Company directors as well as the number of unissued shares subject to outstanding PSU awards (assuming target performance) to certain executives that will be settled in Class A Voting Common Stock.

(2)	There is no weighted-average exercise price to report because no options are outstanding under the 2018 Equity Plan and RSUs and PSUs do not have an exercise price.

(3)	Consists of 852,329 shares available under the ESPP, and 1,926,956 shares available under the 2018 Equity Plan.

Proposal 2 — Say-on-Pay

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Board believes that the Company’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and the Company’s short- and long-term performance. The objective of our executive compensation program is to provide compensation that is competitive, variable based on our performance and aligned with the long-term interests of shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Amerant Bancorp Inc. approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in the 2025 Proxy Statement.”

Our Board of Directors and our Compensation Committee believe that our commitment to responsible executive compensation practices as demonstrated by the compensation philosophy, policies and procedures as well as the compensation paid to our NEOs as described in the 2025 Proxy Statement justifies a vote by shareholders FOR the resolution approving the compensation of our NEOs.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NEOS OF THE COMPANY.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

At the recommendation of the Audit Committee, the Board has appointed RSM US LLP (“RSM”), an independent registered public accounting firm and our independent auditor for the year ended December 31, 2024, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. This will be the sixth year that RSM will serve as our independent registered public accounting firm. The Audit Committee pre-approves any engagement of RSM and has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.

Representatives from RSM are expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired. Although shareholder approval of the selection of RSM is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection as a good corporate governance practice. If the shareholders fail to ratify the appointment of RSM, the Audit Committee may reconsider the selection.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2024 and 2023, including expenses (in millions):

	2024*	2023*
Audit Fees	$1.6	$1.5
Audit-Related Fees	$0.2	**
Tax Fees (1)	$0.3	$0.3
All Other Fees	—	—

Total	$2.1	$1.8

*	Rounded to the nearest whole number.
**	Less than $100,000.00.

(1)

These tax services are mainly for the preparation of our and our subsidiaries’ annual federal income tax and resident state income tax returns for the tax year ended December 31, 2024 and December 31, 2023.

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee considered whether providing non-audit services was compatible with maintaining RSM’s independence.

Audit Fees

Audit fees are fees for professional services for the audit of our annual consolidated financial statements, including reporting required by HUD and FHA lenders (since 2021), audits of subsidiary financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q, proxy statements, registration statements and comfort letters related to offerings and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees.

Tax Fees

Tax fees are fees for professional services rendered by RSM with respect to tax compliance and tax planning.

All Other Fees

All other fees are fees for other services rendered by RSM that do not meet the above category descriptions.

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. To ensure prompt handling of unexpected matters, the Audit Committee has delegated specific pre-approval authority to the chair of the Audit Committee for services subject to the Pre-Approval Policy, provided that the estimated fees for any such services do not exceed $200,000 in the aggregate annually and the services are not prohibited under applicable law. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All RSM services and fees reported under “Independent Registered Public Accounting Firm Fees” were approved according to the procedures described above.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Questions and Answers about the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Company’s Annual Meeting. You are receiving this Proxy Statement because you were an Amerant Bancorp Inc. shareholder as of the close of business on March 10, 2025 (the “Record Date”). This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders.

When and where is the Annual Meeting?

Date and time	Location
May 7, 2025	Virtual meeting only: www.proxydocs.com/AMTB
8:00 a.m. EDT

The Annual Meeting will be held on Wednesday, May 7, 2025, at 8:00 a.m., Eastern Time. The Annual Meeting will be held in virtual format only through a live video webcast. To attend the Annual Meeting, you must first register at www.proxydocs.com/AMTB. Upon completing the registration, you will receive further instructions via email, including a custom link that will allow you to access the Annual Meeting and submit questions as the meeting is conducted.

How do I attend the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a shareholder of record of our common stock on the Record Date, or if you were a beneficial owner of shares of our common stock as of the Record Date and you hold a valid legal proxy for the Annual Meeting.

Please visit www.proxydocs.com/AMTB to register to attend the Annual Meeting and review the Annual Meeting Materials, including this Proxy Statement and the 2024 Annual Report. Shareholders who have registered to attend the Annual Meeting will receive a custom link 15 minutes prior to the meeting, and through the link can attend the Annual Meeting, ask questions and vote their shares. To vote your shares and register to attend the Annual Meeting you will be required to enter a control number, which can be found on your Notice of Internet Availability of Proxy Materials (“Notice”), proxy card, electronic notification or voting instructions included with your proxy materials.

Shareholders of record (shareholders who hold their shares directly with the Company’s transfer agent, Computershare, Inc. (“Computershare”)	Please visit www.proxypush.com/AMTB and enter your 12-digit control number found on the Notice, proxy card or electronic notification included with your proxy materials.

Beneficial owners (shareholders who hold shares through a broker, bank or other nominee)

Please visit www.proxydocs.com/AMTB and enter your control number found on the voting instructions included with your proxy materials. Access to the Annual Meeting website will be available for those who have registered to attend on the day of the Annual Meeting via a custom link sent to the email address used for the registration 15 minutes prior to the meeting. Beneficial owners should check with the intermediary through which they hold their shares to confirm whether they will be required to request and obtain a legal proxy from your intermediary to register and attend the Annual Meeting. Beneficial owners who need to obtain a legal proxy from their intermediary and fail to do so will be able to attend as guests through the instructions provided by their intermediary. If you are required to obtain a legal proxy from your intermediary, please see “How Do I Register in Advance of the Annual Meeting?” below.

How do I register in advance of the Annual Meeting?

While we expect the vast majority of beneficial owners will be able to attend the Annual Meeting, vote their shares and ask questions using the control number received with their proxy materials, as described above, we recommend that beneficial owners confirm this ability with the intermediary through which they hold their shares. If your intermediary does not provide for the ability to access the Annual Meeting using the control number found on the voting instructions included with your proxy materials, you will be required to request a legal proxy from your intermediary to register in advance of the Annual Meeting to participate in the Annual Meeting. You should contact your bank, broker or other nominee for instructions regarding how to obtain a legal proxy.

Questions and Answers about the Proxy Materials and the Annual Meeting

To register, you must submit proof of the legal proxy you obtained from your intermediary reflecting your Amerant Bancorp holdings. Requests for registration should be directed to Mediant – A BetaNXT business (“Mediant”) and be received no later than 12:00 p.m., EDT, on May 2, 2025, at the following:

•	By email: Forward an image of your legal proxy to DSMSupport@mediantonline.com along with your name and email address. Requests for registration must be labeled as “Amerant Legal Proxy”; or

•	By mail: Mediant business, Amerant Legal Proxy, P.O. Box 8016, Cary, NC 27512-9903.

You will receive a confirmation email from Mediant of your registration and a new control number, which will be 12-digits, which will allow you to register to attend the Annual Meeting, vote your shares, and ask questions.

How do I ask questions at the annual meeting?

Questions during the Annual Meeting: Only shareholders as of the Record Date that are logged into the virtual meeting as a shareholder may ask questions. Shareholders attending the virtual meeting may submit written questions live during the virtual meeting by clicking, “Enter your question” in the QA box in the upper right-hand corner.

To log into the virtual meeting after successfully registering to attend, please follow the log in instructions included in the email that will be sent to the email address used for your registration 15 minutes prior to the start of the virtual meeting. For registration instructions, please refer to “How do I attend the Annual Meeting?” above.

•

Note: Beneficial owners should check with the intermediary through which they hold their shares to confirm whether it is necessary to obtain a legal proxy to be able to register in advance of the Annual Meeting in order to attend the Annual Meeting. If registration is required, please see “How do I register in advance of the Annual Meeting?” above.

We intend to answer questions upon the adjournment of the formal portion of the Annual Meeting as time permits. Questions must comply with the Conduct of Meeting Guidelines, which will be available in the additional documents section of our virtual meeting site, and be pertinent to the Company, our shareholders and the Annual Meeting matters. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.

What if I have trouble accessing the Annual Meeting virtually?

On the day of the Annual Meeting and through its conclusion, a support team will be ready to assist shareholders with any technical difficulties accessing and participating in the Annual Meeting. A link on the virtual meeting registration confirmation will provide a FAQ Guide link, and through this link you will be able to find assistance in relation to troubleshooting access issues as well as telephone numbers you may call to obtain support.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including (1) the election of directors to serve until the 2026 annual meeting of shareholders, (2) to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay, and (3) the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

Who can vote?

Only shareholders of record at the close of business on the Record Date are entitled to notice of and to attend and vote at the Annual Meeting. As of the record date, there were 38,986,099 outstanding shares of our Class A Voting Common Stock. Each share of our Class A Voting Common Stock outstanding on the Record Date will be entitled to cast one vote on each matter to be voted on at the Annual Meeting.

Questions and Answers about the Proxy Materials and the Annual Meeting

How do I vote?

By Mail	Shareholders of record may vote by mail by completing, signing and dating each proxy card received and returning it in the prepaid envelope to P.O. Box 8016, Cary, NC 27512-9903. Shareholders of record submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than May 6, 2025, the day prior to the Annual Meeting.

By Telephone or via the Internet

Shareholders of record will need the control number included in their Notice or proxy card in order to vote online or by telephone.

By internet: Shareholders of record may vote online at www.proxypush.com/AMTB, 24 hours a day, seven days a week.

By Telephone Shareholders of record may vote by telephone by calling 866-471-3322, 24 hours a day, seven days a week.

Telephone and Internet voting facilities for registered shareholders will be available until 8:00 a.m. Eastern Time on May 7, 2025, with online voting temporarily reinstated during the Annual Meeting.

Beneficial owners: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. We, therefore, recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction form.

At the Virtual Annual Meeting

Shareholders of record: If you have your control number, you may vote your shares during the virtual Annual Meeting by following the instructions available on the virtual Annual Meeting website. Please visit www.proxydocs.com/AMTB to register to attend the virtual Annual Meeting.

Beneficial owners: If your intermediary does not require registration prior to the annual meeting and you have the control number that was included with your proxy materials, you may vote your shares during the virtual Annual Meeting by following the instructions available on the virtual Annual Meeting website. Please visit www.proxydocs.com/AMTB to register to attend the virtual Annual Meeting. If your intermediary requires registration prior to the annual meeting, see “How do I register in advance of the Annual Meeting?”

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. Votes at the Annual Meeting must be received no later than the closing of the polls.

How can I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

If you hold shares through a broker, bank or other nominee, you must contact the broker, bank or other nominee to revoke any prior voting instructions.

What constitutes a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of all votes entitled to be cast by the holders of the outstanding shares of Class A Voting Common Stock, as applicable, represented as present in the Annual Meeting or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” (described below) will be considered present at the meeting for purposes of determining a quorum.

Questions and Answers about the Proxy Materials and the Annual Meeting

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Vote Cast*	No
Advisory Approval on Executive Compensation	Majority of Vote Cast**	No
Ratification of RSM US LLP	Majority of Vote Cast**	Yes

*

Any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and publicly disclose its decision. In a contested director election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in the Corporate Governance Guidelines available on our website.

**	These votes are advisory in nature and are not binding on the Company or the Board.

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Proxies appointed by the Board of Directors will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers - Say-on-Pay; and

•	FOR the ratification of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

What is a broker-non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct your intermediary how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your intermediary has discretionary voting authority under NYSE rules to vote your shares on the ratification of RSM US LLP as our independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote on the election of Directors or the advisory vote on the compensation of our named executive officers without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. A broker non-vote will not be counted as a vote cast with regard to the election of directors or the advisory vote to approve named executive officer compensation. Therefore, broker non-votes will have no effect on the outcome of the election of directors and the advisory vote to approve named executive officer compensation.

What will be the effect of abstentions?

Abstentions will not be counted as votes cast with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Is there a list of registered shareholders entitled to vote at the Annual Meeting?

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection upon request of any shareholder at our principal executive offices at 220 Alhambra Circle, Coral Gables, Florida 33134 during the ten days

Questions and Answers about the Proxy Materials and the Annual Meeting prior to the Annual Meeting, during ordinary business hours. In addition, beginning 15 minutes prior to, and during, the Annual Meeting, a list of shareholders of record will be available for viewing by shareholders registered and admitted to the Annual Meeting for any purpose germane to the meeting at the virtual meeting site.

Who will pay for the cost of this proxy solicitation?

The cost of solicitation of the proxies will be borne by us. In addition, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction regarding the proxy materials.

Additional Information

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board may recommend.

Shareholder Proposals for the 2026 Annual Meeting

A shareholder who would like a proposal considered for inclusion in the Company’s proxy statement relating to the Company’s 2026 annual meeting pursuant to Rule 14a-8 under the Exchange Act, must be received by the Corporate Secretary of the Company no later than November 28, 2025 and must otherwise comply with Rule 14a-8. Any shareholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2026 annual meeting must be received by the Company between January 7, 2026 and February 6, 2026. If, however, the date of the 2026 annual meeting is scheduled for a date more than 30 calendar days from the anniversary date of this year’s Annual Meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public disclosure of the date of such meeting.

Our Bylaws provide certain requirements as to the form and content of a Nominating Shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders. In order for shareholders to give timely notice of nominations for directors for inclusion and consideration in connection with the 2026 annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our bylaws. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the shares of the Company’s Class A Voting Common Stock entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

All shareholder proposals must be addressed to the Corporate Secretary of the Company at 220 Alhambra Circle, Coral Gables, Florida 33134. If the Company does not receive such notice within the time frame described above, the notice will be considered untimely, and the proposal may not be brought.

In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

Request of mailing of Proxy Materials

A copy of our proxy materials for the Annual Meeting will be sent to any shareholder without charge upon written or oral request addressed to Amerant Bancorp Inc., to the attention of the Corporate Secretary, 220 Alhambra Circle, Coral Gables, Florida 33134 or by phone at (305) 460-8728. Any shareholder may also receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, without exhibits, upon written request to the address above.

Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Presented below are reconciliations of non-GAAP financial measures discussed in the Executive Compensation section of this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

(in thousands, except percentages)	December 31, 2024
Net (loss) income attributable to Amerant Bancorp Inc.	$(15,752)
Plus: provision for credit losses (1)	60,460
Plus: provision for income tax benefit	(8,332)

Pre-provision net revenue (PPNR)	$36,376
Plus: non-routine noninterest expense items	26,382
Plus: non-routine noninterest income items	62,798

Core pre-provision net revenue (Core PPNR)	$125,556

Non-routine noninterest income items:
Derivative losses, net	(196)
Securities losses, net (2)	(76,855)
Gain on sale of Houston Franchise	12,636
Gain on early extinguishment of FHLB advances, net	1,617

Total non-routine noninterest income items	$(62,798)
Other non-routine noninterest expense items:
Losses on loans held for sale carried at the lower cost or fair value (3)	$13,900
Other real estate owned valuation expense	5,672
Goodwill and intangible assets impairment (4)	300
Fixed assets impairment (4)	3,443
Legal, broker fees, and other costs (4)	3,067
Total non-routine noninterest expense items	$26,382
Net income (loss) attributable to the Company	$(15,752)
Plus after-tax non-routine items in noninterest expense:
Non-routine items in noninterest expense before income tax effect	26,382
Income tax effect (5)	(5,937)

Total after-tax non-routine items in noninterest expense	20,445
plus: before-tax non-routine items in noninterest income:
Non-routine items in noninterest income before income tax effect	62,798
Income tax effect (5)	(17,045)
Total after-tax non-routine items in noninterest income	45,753

Core net income	$50,446
Net income (loss) / Average total assets (ROAA)	(0.16)%
Plus: after tax impact of non-routine items in noninterest expense	0.21%
(Less) plus: after tax impact of non-routine items in noninterest income	0.46%

Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(in thousands, except percentages)	December 31, 2024
Core net income / Average total assets (Core ROAA)	0.51%
Efficiency ratio	89.17%
(Less): impact of non-routine items in noninterest expense and noninterest income	(20.66)%

Core efficiency ratio	68.51%

(1)	Includes $57.6 million of provision for credit losses on loans and $2.8 million on unfunded commitments (contingencies).

(2)

In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a total pre-tax net loss of $68.5 million during the same period. The investment portfolio repositioning was completed in early October 2024 resulting in an additional $8.1 million in losses in the fourth quarter of 2024.

(3)

Includes amounts in connection with the Houston Sale Transaction and loss on sale of $12.6 million, including transaction costs, related to the sale of a portfolio of 323 business-purpose, investment property, residential mortgage loans with a balance of approximately $71.4 million.

(4)	Amount shown is related to the sale of the Houston Franchise.

(5)	Income tax effect amounts on nonroutine items of noninterest income and expense were calculated using estimated tax rates of 27.14% and 22.50%, respectively.

AMERANTSM P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Amerant Bancorp Inc. Annual Meeting of Shareholders For Shareholders of record as of March 10, 2025 Wednesday, May 7, 2025 8:00 AM, Eastern Time Annual Meeting to be held live via the internet. Please visit www.proxydocs.com/AMTB for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Internet, Phone, Mail Internet: • www.proxypush.com/AMTB • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-471-3322 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/AMTB This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Gerald P. Plush and Pamella J. Dana (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Amerant Bancorp Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

AMERANTSM Amerant Bancorp Inc. Annual Meeting of Shareholders Please make your marks like this: FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL 1. To elect directors to serve until the 2026 annual meeting of shareholders. YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 1.01 Gerald P. Plush 1.02 Pamella J. Dana 1.03 Odilon Almeida Junior 1.04 Erin D. Knight 1.05 Lisa Lutoff-Perlo 1.06 Gustavo Marturet M. 1.07 John W. Quill 1.08 Ashaki Rucker 1.9 Oscar Suarez 1.10 Millar Wilson FOR AGAINST ABSTAIN 2. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers - Say-on-Pay. 3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. You must register to attend the meeting online and/or participate at www.proxydocs.com/AMTB Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date